As filed with the Securities and Exchange Commission on September 22, 2003

Registration No. 333-107731

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 1 to

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

VIRGINIA	32-0045263
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Nineteenth Street North
Arlington, Virginia 22209
(703) 312-9500
(Address, Including Zip Code, and Telephone Number, including
Area Code, of Registrant’s Principal Executive Offices)

William J. Ginivan, Esq.
Chief Legal Officer
Friedman, Billings, Ramsey Group, Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209
(703) 312-9500
(703) 469-1140 (Facsimile)
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

COPIES TO:
Daniel M. LeBey, Esq.
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 E. Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200
(804) 788-8218 (Facsimile)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall there after become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED __________, 2003

PROSPECTUS SUPPLEMENT
(To Prospectus dated August _____________, 2003)

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

[______________] Shares
Common Stock

     We are selling [________] shares of our common stock. We will receive all of the net proceeds from this sale.

     Our common stock is listed on the New York Stock Exchange under the symbol “FBR.” The last reported sale price of our common stock on the New York Stock Exchange on [______], 2003, was $__ per share.

     Investing in our common stock involves various risks. See “Risk Factors” beginning on page 5 in the accompanying prospectus.

	Per Share		Total

Public offering price	$	_____	$	__________
Underwriting discount	$	_____	$	__________
Proceeds to us, before expenses	$	_____	$	__________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     We have granted the underwriters an option to purchase an additional [__________] shares of our common stock at the public offering price, less the underwriting discount, solely to cover over-allotments, if any.

     We expect that the shares of common stock will be ready for delivery on or about [____________], 2003.

FRIEDMAN BILLINGS RAMSEY

The date of this prospectus supplement is [______________], 2003.

     You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates.

Prospectus

HOW TO OBTAIN MORE INFORMATION	i
INCORPORATION OF INFORMATION FILED WITH THE SEC	i
ABOUT THIS PROSPECTUS	i
FBR GROUP	1
RISK FACTORS	5
CERTAIN RATIOS	25
USE OF PROCEEDS	25
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK	25
DESCRIPTION OF DEBT SECURITIES	31
LEGAL OWNERSHIP OF SECURITIES	36
REAL ESTATE INVESTMENT TRUST STATUS	40
PLAN OF DISTRIBUTION	56
OTHER MATTERS	58

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus supplement contains “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates and projections. Statements that are not historical facts are forward-looking statements and typically are identified by words like “believe,” “anticipate,” “could,” “estimate,” “expect,” “intend,” “plan,” “project,” “will” and similar terms. These statements are not guarantees of future performance, events or results and involve potential risks and uncertainties. Accordingly, our actual results may differ from our current expectations, estimates and projections. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

     Important factors that may impact our actual results include:

•	changes in interest rates,

•	changes in the yield curve,

•	changes in prepayment rates,

•	business conditions and the general economy, especially as they affect interest rates,

•	the federal, state, and local regulatory environment,

•	the inability to borrow at favorable rates and terms,

•	our inability to maintain our qualification as a real estate investment trust,

•	the supply of mortgage-backed securities,

•	the volatile nature of the investment banking and securities businesses,

•	the loss of one or more of our key professionals,

•	the focus of our investment banking business on a few industries,

•	potential conflicts of interest with officers and employees,

•	competition from larger investment banking and financial services businesses,

•	our inability to keep up with technological change,

•	the use of leverage,

•	our dependence on management of the portfolio companies in which we invest, and

•	the other factors beginning on page 5 of the accompanying prospectus under the heading “Risk Factors.”

ii

SUMMARY

     This summary highlights selected information about us. It does not contain all of the information that is important to you in deciding whether to invest in our common stock. To understand this offering fully, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and financial statements, as well as the other documents to which those documents refer you. The information in this prospectus supplement assumes a public offering price of $___ per share, the last reported sale price of our common stock on the New York Stock Exchange on September __, 2003. Unless indicated otherwise, the information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional _________ shares of our common stock to cover over-allotments, if any. In this prospectus supplement and the accompanying prospectus, unless the context indicates otherwise, references to “FBR Group,” “we,” “our” and “us” refer to Friedman, Billings, Ramsey Group, Inc. and its subsidiaries.

Our Company

     We are a leading investment banking firm that provides investment banking, institutional brokerage and asset management services and invests capital as principal in mortgage-backed securities (“MBS”) and merchant banking opportunities.

     On March 31, 2003, we were formed through the merger of two existing companies, FBR Asset Investment Corporation and Friedman, Billings, Ramsey Group, Inc., with and into a newly formed subsidiary of FBR Asset Investment Corporation, with the subsidiary surviving as the resulting corporation resulting from the two mergers. Prior to completion of the two mergers, FBR Asset Investment Corporation was a New York Stock Exchange listed REIT, managed by a subsidiary of Friedman, Billings, Ramsey Group, Inc., with a primary focus in mortgage-backed securities and merchant banking investments in debt and equity securities and Friedman, Billings, Ramsey Group, Inc. was the New York Stock Exchange listed parent company of Friedman, Billings, Ramsey & Co., Inc. and other affiliated companies engaged in the investment banking, institutional brokerage and asset management businesses. Upon completion of the two mergers, the surviving corporation assumed the name Friedman, Billings, Ramsey Group, Inc. and succeeded to the REIT status of FBR Asset Investment Corporation for U.S. federal income tax purposes. We refer to the surviving corporation as FBR Group in this prospectus. Our investment banking, institutional brokerage and asset management businesses are conducted through taxable REIT subsidiaries, and pay income taxes on their earnings at normal corporate income tax rates.

Principal Investing

     The majority of our principal investing is in mortgage-backed securities, but we also invest in merchant banking opportunities, including equity securities, mezzanine debt and senior loans, including in non-real estate related assets, subject to maintaining our REIT status.

     We constantly evaluate the rates of return that can be achieved in each investment category in which we participate. As a result of the significant decrease in short-term interest rates over the last two years and the resulting shape of the yield curve, our mortgage-backed securities investments have provided us with higher relative rates of return than most other investment opportunities we have evaluated. Consequently, we have maintained a high allocation of our assets and capital in this sector. We intend to continue to evaluate investment opportunities against the returns available in each of our investment alternatives and endeavor to allocate our assets and capital with an emphasis toward the highest risk-adjusted return available. This strategy will cause us to have different allocations of capital in different environments.

Mortgage-Backed Securities

     We invest directly in residential mortgage-backed securities guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. These real estate-related investments, together with our other real estate-related assets, represent qualifying REIT assets under the federal tax code. The portfolio of residential mortgage-backed assets is managed to provide a high risk-adjusted return on capital. We principally invest in adjustable-rate mortgage-backed securities of varying initial fixed periods in order to maintain a low effective duration. We finance these investments primarily by entering into repurchase agreements with broker dealers and through Georgetown Funding, LLC, an asset-backed commercial paper program administered by us, to enhance the overall return on capital invested in this portfolio.

     Our mortgage-backed securities as of June 30, 2003, are summarized below:

	Face		Nominal	Weighted Average	Expected Effective	Relevant Prepayment
Descriptive Title(1)	Amount	Market Value	Yield(2)	Life (Years)	Duration	Assumptions(3)

ARMs/Hybrid ARMs
Mortgage Portfolio Total (1)

(1)	All of the mortgage-backed securities are backed by pools of adjustable-rate mortgages and are principal and/or mortgage paying instruments.

(2)	The nomimal yield is the internal rate of return of the security based on the given market price. It is the single discount rate that equates a security price (inclusive of accrued interest) with its projected cash flows. For a mortgage product, it represents the yield for a given yield curve environment based on prepayments for that environment.

(3)	Constant Prepayment Rate (CPR). Annualized equivalents of single monthly mortality (SMM). CPR attempts to predict the percentage of principal that will prepay over the next 12 months based on historical principal paydowns. CPR is measured on a 1 month, 3 month, 6 month, 12 month or since issued basis.

Merchant Banking

Equity Investments

     Subject to maintaining our qualification as a REIT, we also invest from time to time in equity securities that may or may not be related to the real estate business. We follow a value-oriented investment approach and focus on the anticipated future cash flows to be generated by the underlying business, discounted by an appropriate rate to reflect both the risk of achieving those cash flows and the alternative uses for the capital to be invested. We also consider factors such as:

•	strength of management;

•	liquidity of the investment;

•	underlying value of the assets owned by the issuer; and

•	prices of similar or comparable securities in making equity investments.

     Following is a table showing our investments in equity securities as of June 30, 2003. The symbols in parentheses next to the company names are the symbols of those companies on the Nasdaq National market, the Nasdaq Bulletin Board or on a national securities exchange. Each of these companies is a reporting company under the Securities Exchange Act of 1934. Information about these companies is available on the SEC’s website, www.sec.gov.

		Cost basis	Market price
		of investment per	of investment	Unrealized gain/loss	Carrying value of
		share as of	per share as of	as of	investment as of
Investment	Shares	June 30, 2003	June 30, 2003	June 30, 2003	June 30, 2003

Accredited Home Lenders Holding Company	510,697	$7.99	$19.44	$5,847,481	$9,927,950
American Financial Realty Trust	3,763,441	10.51	14.91	16,559,140	56,112,905
AmeriCredit Corp.	5,000,000	3.30	8.55	26,250,000	42,750,000
Franklin Bank Corporation	600,000	10.00	10.00	—	6,000,000

MCG Capital Corporation	625,000	9.76	14.51	2,968,750	9,068,750
Oxford Finance Corporation	500,000	7.50	7.50	—	3,750,000
Saxon Capital, Inc.	1,000,000	12.93	17.28	4,350,000	17.280,000

Total				$55,975,371	$144,689,605

Capital Markets Businesses

     FBR TRS Holdings, Inc., a taxable REIT subsidiary holding company, is a holding company for our capital markets businesses that provide investment banking and institutional brokerage products and services.

     Through these businesses, we provide financial products and services in the following broad industry sectors that we believe offer significant business opportunities: financial services, real estate, technology, healthcare, energy and diversified industries.

     The majority of our non-REIT revenues have historically been generated from our investment banking and institutional brokerage businesses. In investment banking we provide a range of services, including capital raising services and merger and acquisition, restructuring and other advisory services.

Capital Raising Services

     Our capital raising activities encompass a range of securities, structures and size ranges. We are a leading national underwriter of equity securities and are dedicated to the successful completion and aftermarket performance of underwriting transactions we execute.

     In 2003, Friedman, Billings, Ramsey & Co., Inc. has completed as underwriter, initial purchaser or placement agent through the date of this prospectus supplement, $_____ billion in offerings.

Mergers and Acquisitions, Restructuring and Other Advisory Services

     Our mergers and acquisitions business builds on our capital markets expertise to evaluate merger and acquisition candidates and opportunities for our clients. We believe that our activities and reputation have created a network of relationships that enables us to quickly identify and execute mutually beneficial business combinations.

Recent Developments

     On August 25, 2003, we entered into an uncommitted Master Repurchase Agreement with Georgetown Funding under which we may finance up to $5 billion of our portfolio of U.S. Government agency mortgage-backed securities.

     On September 10, 2003, our Board of Directors announced a dividend of $0.34 per share for the third quarter 2003.

THE OFFERING

Shares of common stock	[________](1)
Shares of common stock to be outstanding after this offering	[________](2)
New York Stock Exchange Symbol	FBR

(1) [__________] shares if the underwriters exercise their over-allotment option in full.

(2) [__________] shares if the underwriters exercise their over-allotment option in full. Does not include ___________ shares reserved for issuance upon exercise of outstanding stock options.

USE OF PROCEEDS

     We estimate that the net proceeds from the sale of the [_____________] shares of common stock that we are selling in this offering will be approximately $________ million, or $________ million if the underwriters exercise their over-allotment option in full, based on an assumed offering price of $______ per share, which was the last reported sale price of our common stock on the New York Stock Exchange on [_____________], 2003, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering, subject to maintaining our REIT qualification, to invest in mortgage-backed securities, equity securities and mezzanine loans and for other general corporate purposes.

     The amounts and timing of our use of the net proceeds of this offering will depend on a number of factors, including the level of interest rates, the yield curve and the availability of attractive equity and mezzanine loan investments. As a result, we will retain broad discretion in the allocation of the net proceeds from this offering. We have not determined the manner in which we will allocate the net proceeds with any certainty. Initially, we intend to reduce our obligations under our repurchase agreements and invest in residential mortgage-backed securities.

CAPITALIZATION

     Our capitalization as of June 30, 2003, and as adjusted to reflect the sale of the common stock in this offering, is as follows:

	Actual	As Adjusted(1)

Shareholders’ equity:
Preferred stock, par value $.01 per share; 25,000,000 shares authorized; no shares outstanding, actual and as adjusted	—	—
Class A common stock, par value $.01 per share; 450,000,000 shares authorized; 114,095,649 shares issued, actual; _________ shares issued, as adjusted(2)	1,141	_________
Class B common stock, par value $.01 per share; 100,000,000 shares authorized; 25,975,449 shares issued, actual; _________ shares issued, as adjusted(2)	260	_________
Additional paid-in capital	996,448	_________
Employee stock loan receivable (3,984,000 shares)	(24,824)	_________
Accumulated other comprehensive income	91,677	_________
Retained earnings	71,391	_________
Total shareholders’ equity	1,136,093	_________

(1) Stated after deducting underwriting discounts and expenses of this offering, estimated to be approximately $_________. Based on the offering price of our common stock of $_____ per share

(2) Assumes no exercise of the underwriters’ over-allotment option to purchase up to an additional ____________ shares of common stock, and excludes _________ shares reserved for issuance upon exercise of outstanding stock options as of June 30, 2003.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

     Our common stock is listed on the New York Stock Exchange under the symbol “FBR.” The following table shows the high and low sales prices of our common stock during each fiscal quarter during the years ended December 31, 2002 and 2001, for the quarters ended March 31, 2003 and June 30, 2003 and for the period from July 1, 2003 through September 22, 2003, and the cash distributions declared during that period per share.

	Price Range
			Cash Distributions
	High	Low	Declared Per Share

Year Ended December 31, 2003
Third Quarter (through September 22, 2003)	$17.98	$13.88	$0.34
Second Quarter	14.13	9.55	0.68
First Quarter	9.85	7.98	—
Year Ended December 31, 2002
Fourth Quarter	$10.60	$8.35	$—
Third Quarter	12.77	7.60	—
Second Quarter	12.88	7.00	—
First Quarter	8.00	5.05	—
Year Ended December 31, 2001
Fourth Quarter	$6.00	$4.50	$—
Third Quarter	7.24	4.60	—
Second Quarter	7.00	4.92	—
First Quarter	7.94	5.00	—

     On ____________, 2003, there were _____ record holders of our common stock, including shares held in “street name” by nominees who are record holders.

     We intend to make regular quarterly distributions to our shareholders. In order to qualify as a REIT for federal income tax purposes, we must distribute to our shareholders annually at least 90% of our taxable income. Although we generally intend to distribute to our shareholders each year an amount equal to our taxable income for that year, distributions paid by us will be at the discretion of our board of directors and will depend on our actual cash flow, our financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code and other factors our board of directors deems relevant.

UNDERWRITING

     Friedman, Billings, Ramsey & Co., Inc. and JP Morgan Securities, Inc. are acting as representatives of the underwriters. Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell to each underwriter, and each underwriter has agreed to purchase from us, the number of shares set forth opposite its name below. The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of our common stock is subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters must take and pay for all of the shares of common stock offered, other than those covered by the over-allotment option described below, if any of these shares are taken.

Underwriter	Number of Shares

Friedman, Billings, Ramsey & Co., Inc.
[Others]

Total	________

     The following table shows the per share and total underwriting discount we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase _____________ additional shares of common stock.

	No Exercise		Full Exercise

Per Share	$	____	$	____
Total	$	________	$	________

     The underwriters propose to offer our common stock directly to the public at $___ per share and to certain dealers at such price less a concession not in excess of $___ per share. The underwriters may allow, and the dealers may reallow, a concession not in excess of $___ per share to certain dealers.

     We expect to incur expenses of approximately $__________ (net of underwriting discounts) in connection with this offering.

     We have granted the underwriters an option, exercisable for 30 days after the date of this prospectus, to purchase up to ____________ additional shares of common stock to cover over-allotments, if any, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus. If the underwriters exercise this option, the underwriters will have a firm commitment, subject to certain conditions, to purchase all of the shares of common stock covered by their option exercise.

     We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

     In connection with this offering, the underwriters may engage in certain transactions that stabilize the price of our shares of common stock. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our shares of common stock. If the underwriters create a short position in our shares of common stock in connection with the offering, that is, if they sell more than _____________ shares, the underwriters may reduce that short position by purchasing our shares of common stock in the open market. In general, purchase of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.

     One of the underwriters, Friedman, Billings, Ramsey & Co., Inc., which is an affiliate of ours, has provided, and each of the underwriters and their affiliates may in the future provide, us with investment banking or other services. Friedman, Billings, Ramsey & Co., Inc. received, and the other underwriters may in the future receive, customary compensation for these services.

OTHER MATTERS

Legal

     The legality of the common stock offered hereby will be passed upon for us by Hunton & Williams LLP. Certain legal matters will be passed upon for the underwriters by ____________________________.

Independent Accountants

     The consolidated financial statements of FBR Group and its subsidiaries as of December 31, 2001, and for each of the years in the two-year period ended December 31, 2001, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 of our predecessor registrant of the same name to which we are the successor by merger have been incorporated by reference herein. Arthur Andersen LLP has not consented to the incorporation by reference of its report on the financial statements of FBR Group for the two years in the period ended December 31, 2001 in this registration statement, and we have not filed its consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of its report in this registration statement, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

     The consolidated financial statements of FBR Group and its subsidiaries as of December 31, 2002, and for the year ended December 31, 2002, included in the Annual Report on Form 10-K for the fiscal year ended

December 31, 2002 of our predecessor registrant of the same name to which we are the successor by merger have been incorporated by reference herein in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of FBR Asset Investment Corporation and its subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 of Friedman, Billing, Ramsey Group, Inc., our predecessor of the same name to which we are the successor by merger, have been

SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 2003

$750,000,000

Friedman, Billings, Ramsey Group, Inc.

Debt Securities
Preferred Stock
Class A Common Stock

     Friedman, Billings, Ramsey Group, Inc. intends to offer and sell from time to time the debt and equity securities described in this prospectus. The total offering price of these securities will not exceed $750,000,000 in the aggregate. We will provide the specific terms of any securities we may offer in a supplement to this prospectus. You should carefully read this prospectus and any applicable prospectus supplement before deciding to invest in these securities.

     The securities may be offered directly, through agents designated by us from time to time, or to or through underwriters or dealers.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     For a discussion of certain risks associated with an investment in the securities, see “Risk Factors” on Page 5.

The date of this Prospectus is ________, 2003.

HOW TO OBTAIN MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information we file with the SEC at its public reference room in Washington, D.C. (450 Fifth Street, N.W. 20549). Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public on the internet, through a database maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy reports, proxy statements and other information concerning Friedman, Billings, Ramsey Group, Inc. at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our common stock (symbol: “FBR”) is listed.

INCORPORATION OF INFORMATION FILED WITH THE SEC

     The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to completion of this offering.

     We incorporate by reference the documents listed below:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2002 of our predecessor registrant of the same name to which we are the successor by merger.

2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

3.	Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

4.	Current Report on Form 8-K dated January 30, 2003.

5.	Current Report on Form 8-K dated March 28, 2003.

6.	Current Report on Form 8-K dated March 31, 2003, as amended on May 15, 2003.

7.	Current Report on Form 8-K dated April 23, 2003.

8.	Current Report on Form 8-K dated September 2, 2003.

9.	Current Report on Form 8-K dated September 10, 2003.

10.	The description of our common stock contained in the Registration Statement on Form S-4 filed with the SEC on December 6, 2002, as amended on January 15, 2003, February 7, 2003 and February 26, 2003.

     We also incorporate by reference all future filings we make with the SEC between the date of this prospectus and the date upon which we sell all of the securities we offer with this prospectus and any applicable supplement.

     You may obtain copies of these documents at no cost by requesting them from us in writing at the following address: Friedman, Billings, Ramsey Group, Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Investor Relations, telephone (703) 312-9500.

ABOUT THIS PROSPECTUS

     This prospectus is part of a shelf registration statement. We may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we

(i)

will provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “How to Obtain More Information.”

     The total dollar amount of the securities sold under this prospectus will not exceed $750,000,000.

     You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as the information we previously filed with the SEC and incorporated by reference, is accurate only as of the date of the documents containing the information.

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
SAFE HARBOR CAUTIONARY STATEMENT

     This prospectus contains “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995, which are based on our current expectations, estimates and projections. Statements that are not historical facts are forward-looking statements and typically are identified by words like “believe,” “anticipate,” “could,” “estimate,” “expect,” “intend,” “plan,” “project,” “will” and similar terms. These statements are not guarantees of future performance, events or results and involve potential risks and uncertainties. Accordingly, our actual results may differ from our current expectations, estimates and projections. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

     Important factors that may impact our actual results include:

•	changes in interest rates,

•	changes in the yield curve,

•	changes in prepayment rates,

•	business conditions and the general economy, especially as they affect interest rates,

•	the federal, state, and local regulatory environment,

•	the inability to borrow at favorable rates and terms,

•	the inability to maintain our qualification as a real estate investment trust,

•	the supply of mortgage-backed securities,

•	the volatile nature of the investment banking and securities businesses,

•	the loss of one or more of our key senior professionals,

•	the focus of our investment banking business on a few industries,

•	potential conflicts of interest with officers and employees,

•	competition from larger investment banking and financial services businesses,

(ii)

•	the inability to keep up with rapid technological change,

•	the use of leverage,

•	dependence on management of portfolio companies,

•	the other factors described below under the heading “Risk Factors.”

(iii)

FBR GROUP

Our Company

     We are a national investment bank that provides investment banking, institutional brokerage and asset management services and invests as principal in mortgage-backed securities (“MBS”) and merchant banking investments.

     On March 31, 2003, we were formed through the merger of two existing companies, FBR Asset Investment Corporation and Friedman, Billings, Ramsey Group, Inc., with and into a newly formed subsidiary of FBR Asset Investment Corporation, with the subsidiary surviving as the resulting corporation resulting from the two mergers. Prior to completion of the two mergers, FBR Asset Investment Corporation was a New York Stock Exchange listed REIT, managed by a subsidiary of Friedman, Billings, Ramsey Group, Inc., with a primary focus in mortgage-backed securities and merchant banking investments in debt and equity securities and Friedman, Billings, Ramsey Group, Inc. was the New York Stock Exchange listed parent company of Friedman, Billings, Ramsey & Co., Inc. and other affiliated companies engaged in the investment banking, institutional brokerage and asset management businesses. Upon completion of the two mergers, the surviving corporation assumed the name Friedman, Billings, Ramsey Group, Inc. and succeeded to the REIT status of FBR Asset Investment Corporation for U.S. federal income tax purposes. We refer to the surviving corporation as FBR Group in this prospectus. Our investment banking, institutional brokerage and asset management businesses are conducted through taxable REIT subsidiaries, and pay income taxes on their earnings at normal corporate income tax rates.

Principal Investing

     The majority of our principal investing is in mortgage-backed securities, but we also invest in merchant banking opportunities, including equity securities, mezzanine debt and senior loans, including in non-real estate related assets, subject to maintaining our REIT status.

     We constantly evaluate the rates of return that can be achieved in each investment category in which we participate. As a result of the significant decrease in short-term interest rates over the last two years and the resulting shape of the yield curve, our mortgage-backed securities investments have provided us with higher relative rates of return than most other investment opportunities we have evaluated. Consequently, we have maintained a high allocation of our assets and capital in this sector. We intend to continue to evaluate investment opportunities against the returns available in each of our investment alternatives and endeavor to allocate our assets and capital with an emphasis toward the highest risk-adjusted return available. This strategy will cause us to have different allocations of capital in different environments.

Mortgage-Backed Securities

     We invest directly in residential mortgage-backed securities guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. These real estate-related investments, together with our other real estate-related assets, represent qualifying REIT assets under the federal tax code. The portfolio of residential mortgage-backed assets is managed to provide a high risk-adjusted return on capital. We principally invest in adjustable-rate mortgage-backed securities of varying initial fixed periods in order to maintain a low effective duration. We finance these investments primarily by entering into repurchase agreements to enhance the overall return on capital invested in this portfolio.

Merchant Banking

     Mezzanine Debt and Senior Lending

     We invest in short to medium-term mezzanine and senior loans that may have a higher risk credit profile and yield higher returns than the typical senior loan made by a commercial bank or other traditional lending institution. These loans:

•	may or may not be secured;

•	may or may not be subordinated;

•	have a variety of repayment structures and sources; and

•	typically compensate for the higher risk profile through higher interest rates rather than equity features.

     We believe that more stringent credit standards of commercial banks and other factors have resulted in an increased demand for alternative sources of debt financing. We lend money to companies in the real estate sector as well as in other sectors with which we are familiar such as energy and financial services.

     Equity Investments

     Subject to maintaining our qualification as a REIT, we also invest from time to time in equity securities that may or may not be related to the real estate business. We follow a value-oriented investment approach and focus on the anticipated future cash flows to be generated by the underlying business, discounted by an appropriate rate to reflect both the risk of achieving those cash flows and the alternative uses for the capital to be invested. We also consider factors such as:

•	strength of management;

•	liquidity of the investment;

•	underlying value of the assets owned by the issuer; and

•	prices of similar or comparable securities in making equity investments.

Capital Markets Businesses

     FBR TRS Holdings, Inc., a taxable REIT subsidiary holding company, is a holding company for our capital markets businesses that provide investment banking and institutional brokerage products and services.

     Through these businesses, we provide financial products and services in the following broad industry sectors that we believe offer significant business opportunities: financial services, real estate, technology, healthcare, energy and diversified industries. We have continued to strengthen our business by adding coverage of new industry sectors, broadening and deepening our research, institutional brokerage and investment banking coverage within our industry sectors, adding new products and services that benefit from our knowledge of each sector, and building a wider customer base.

     In order for us to remain competitive, it is important for us to focus on our industry sectors and within those sectors to offer products and services both to corporate issuers who are seeking advice and financing, and to our brokerage customers. We also believe it is important for us to be involved with companies early in their lifecycles (or even to be involved in creating businesses) in order to establish relationships that will provide us with ongoing revenues as these companies’ finance and advisory needs grow. As an investment bank with a merchant banking capability, we seek to provide our corporate clients with the financing and advisory services that they will need at all stages of their corporate lifecycle.

     The majority of our non-REIT revenues have historically been generated from our investment banking and institutional brokerage businesses. In investment banking we provide a range of services, including capital raising services and merger and acquisition, restructuring and other advisory services.

Capital Raising Services

     Our capital raising activities encompass a range of securities, structures and size ranges. We are a leading national underwriter of equity securities and are dedicated to the successful completion and aftermarket performance of underwriting transactions we execute. Our strategy is to maintain long-term relationships with our corporate clients by serving their capital and advisory needs beyond their initial access to capital markets. We believe that our approach of understanding our chosen industry sectors in depth, combined with the advice we provide investment banking clients on capital structure and access to the capital markets has helped us increase our base of issuer clients

Mergers and Acquisitions, Restructuring and Other Advisory Services

     Our mergers and acquisitions business builds on our capital markets expertise to evaluate merger and acquisition candidates and opportunities for our clients. We believe that our activities and reputation have created a network of relationships that enables us to quickly identify and execute mutually beneficial business combinations.

     Restructuring and other financial advisory services have included valuation advice, fairness opinions, advice on mergers and acquisitions (including ongoing review of merger and acquisition opportunities), market comparable performance analysis, advice on dividend policy, and evaluation of stock repurchase programs.

Institutional Brokerage

     We focus on providing research, institutional sales and trading services to equity and high-yield investors in the United States, Europe and elsewhere. We execute securities transactions for institutional investors such as banks, mutual funds, insurance companies, hedge funds, money managers and pension and profit-sharing plans. Institutional investors normally purchase and sell securities in large quantities, which requires the special market making and trading expertise that we provide.

     Our sales professionals work closely with our research analysts and our trading desk to provide the most up-to-date information to our institutional clients. Our sales, trading and research professionals work together to maintain regular contact with the specialized portfolio managers and buy-side analysts of each institutional client.

     Our trading professionals facilitate trading in equity and high-yield securities. We make markets in NASDAQ and other securities, trade listed securities and service the trading desks of major institutions in the United States, Europe and elsewhere.

Online Distribution Services

     Our online securities distribution channel provides traditional online brokerage services such as low-cost trades, quotes and news, and offers investors the opportunity to participate in initial public offerings and follow-on offerings in which we participate as an underwriter through our proprietary Offering MarketplaceSM. In addition, we offer online access to a mutual fund supermarket with over 8,000 funds.

Research

     A key part of our strategy is to support our brokerage clients with specialized and in-depth research. Our analysts cover a universe of over 380 companies in our focus industry sectors. Our research covers equity, high yield and special situations. In addition, our metro-Washington, D.C. based Economic and Policy Research Group provides general economic analysis, and insight on the federal government’s activities as they effect the economy and the market.

     Our research analysts operate under three guiding principles: (i) to provide objective, independent analysis of securities, their issuers, and their place in the capital markets; (ii) to identify undervalued investment opportunities in the capital markets, and (iii) to communicate effectively the fundamentals of these investment opportunities to potential investors. To achieve these objectives, we believe that industry specialization is necessary, and, as a result, we organize our research staff along industry lines. Each industry team works together to identify and evaluate industry trends and developments. Within industry groups, analysts are further subdivided into specific areas of focus so that they can maintain and apply specific industry knowledge to each investment opportunity they address.

     We have focused our research efforts in some of the fastest growing and most rapidly changing sectors of the United States and world economies. These sectors include banks, thrifts, real estate investment trusts, specialty finance and insurance companies, energy, technology, bio-technology, genomics, healthcare, and diversified industries. We believe that within these industry sectors there will be great demand for the products and services we offer and that this in turn will provide ample diversification opportunities for our business.

     After initiating coverage on a company, our analysts seek to maintain a long-term relationship with that company and a long-term commitment to ensure that new developments are effectively communicated to our sales force and institutional investors. We produce full-length research reports, notes and earnings estimates on the companies we cover. In addition, our analysts distribute written updates on these issuers both internally and to our clients through the use of daily morning meeting notes, real-time electronic mail and other forms of immediate communication. Our clients can also receive analyst comments through electronic media, and our sales force receives intra-day updates at meetings and through regular announcements of developments.

Asset Management

     Our asset management subsidiaries are also taxable REIT subsidiaries of FBR TRS Holdings, Inc. Since 1989, we have managed hedge funds and other alternative asset management products. Since 1996, we have expanded these specialized asset management capabilities, adding private equity, arbitrage, and venture capital funds and public mutual funds, both equity and fixed income, as part of our strategy to diversify our revenue stream. We use the expertise of our portfolio managers and other professionals to develop and implement investment products for institutional investors and, through our Private Client Group (PCG), for high net worth individual investors.

     PCG seeks to offer creative money management solutions and investment ideas suited to high net worth individuals – generally individuals with a net worth in excess of $1.5 million. PCG offers a range of asset allocation and long range wealth management services. Management of assets allocated to various strategies is provided by us, and by external managers. PCG clients are also afforded access to our proprietary asset management products, institutional research and new securities issues. Using a consultative approach, PCG professionals research, interpret, evaluate and recommend sophisticated investment strategies. PCG provides hedging and monetizing solutions for significant equity positions. PCG professionals are knowledgeable in various aspects of the sale of restricted and control stocks, as well as the financing of employee stock option exercises. Individuals who own restricted or control stock receive PCG assistance with the complex regulations and paperwork required to sell such securities. For individuals unable to sell positions, PCG offers a number of strategies for preserving value in such assets, as well as the ability to borrow funds at favorable rates to provide liquidity.

RISK FACTORS

     Investing in our company involves various risks, including the risk that you might lose your entire investment. The results of our operations depend upon many factors, including the availability of opportunities to acquire assets and make loans, the level and volatility of interest rates, the cost and availability of short- and long-term credit, financial market conditions, and general economic conditions. We will strive to attain our objectives through, among other things, our research and portfolio management skills. There is no guarantee, however, that we will perform successfully, meet our objectives, or achieve positive returns.

     As discussed above, on March 28, 2003, the shareholders of FBR Group and FBR Asset approved the merger between the two companies. The merger closed before the opening of business on March 31, 2003. Upon completion of the merger, pursuant to the merger agreement, FBR Asset merged with and into New FBR, and, immediately following that merger, FBR Group merged with and into New FBR, with New FBR continuing as the surviving company to each merger, and subsequently assuming the name Friedman, Billings, Ramsey Group, Inc. Our business is comprised of the businesses previously conducted by FBR Group and FBR Asset.

     The following discussion concerns the risks associated with the business of the merged companies going forward. The following risks are interrelated, and you should treat them as a whole.

GENERAL RISKS RELATED TO OUR BUSINESS

We may fail to realize the anticipated benefits of our recent merger of FBR Asset and FBR Group, which could have an adverse effect on our earnings and in turn negatively affect the value of our common stock and our ability to distribute dividends.

     The merger combined two companies that previously operated as independent companies, although FBR Group previously managed FBR Asset pursuant to a management agreement. We expect to realize cost savings and other financial and operating benefits as a result of the merger. However, we cannot predict with certainty when these cost savings and benefits will occur, or the extent to which they actually will be achieved. The integration of FBR Group and FBR Asset will also require substantial attention from management. The diversion of management attention and any difficulties associated with integrating FBR Group and FBR Asset could have a material adverse effect on our operating results and on the value of our common stock.

The voting power of our principal shareholders and other officers, directors and nominees may discourage third party acquisitions of our company and prevent our shareholders from receiving any premium above market price for their shares.

     Emanuel J. Friedman and Eric F. Billings have significant influence over our operations through their ownership of our common stock, which together, as of June 30, 2003, represent approximately 28.4% of the total voting power of our common stock. In addition, Mr. Friedman and Mr. Billings each serve as one of our directors and as our Co-Chief Executive Officer. Messrs. Friedman and Billings and all of our other officers, directors and nominees, as a group, control, as of June 30, 2003, approximately 31.5% of our total voting power. The extent of the influence that Messrs. Friedman and Billings and our other officers, directors and nominees have over us may have the effect of discouraging offers to acquire control of our company and may preclude holders of our common stock from receiving any premium above market price for their shares that may be offered in connection with any attempt to acquire control of our company without the approval of Messrs. Friedman and Billings.

Absence of a historical trading market for our common stock and the historical volatility of the market prices of FBR Group’s common stock and FBR Asset’s common stock create uncertainty about future trading prices of our Class A common stock

     After the merger closed on March 31, 2003, shares of our Class A common stock began trading publicly for the first time. There may be significant fluctuations in the market price of our Class A common stock. Historically, the market prices of FBR Group’s common stock and FBR Asset’s common stock were highly volatile. These fluctuations often were unrelated or disproportionate to the operating performance of the companies. Any negative changes in the public’s perception of the prospects for companies in the REIT, the mortgage-backed securities, the principal equity investing or the mezzanine or senior secured lending industries, or in the investment banking, securities brokerage, asset management or financial services industries could depress our stock price regardless of our results.

     The following factors could contribute to the volatility of the price of our Class A common stock:

•	actual or unanticipated variations in our quarterly results;

•	changes in our level of dividend payments;

•	new products or services offered by us and our competitors;

•	changes in our financial estimates by securities analysts;

•	conditions or trends in the investment or financial services industries in general;

•	changes in interest rate environments and the mortgage market that cause our borrowing costs to increase, our reported yields on our mortgage-backed securities to decrease or that cause the value of our mortgage-backed securities to decrease;

•	announcements by us of significant acquisitions, strategic partnerships, investments or joint ventures;

•	changes in the market valuations of the companies in which we make principal investments;

•	negative changes in the public’s perception of the prospects of investment or financial services companies;

•	general economic conditions such as a recession, or interest rate or currency rate fluctuations;

•	any obstacles in continuing to qualify as a REIT, including changes in law applicable to REITs;

•	additions or departures of our key personnel; and

•	additional sales of our securities.

     Many of these factors are beyond our control.

We may experience significant fluctuations in quarterly operating results due to the volatile nature of the investment banking and securities business and the sensitivity of our principal investing business to changes in interest rates and fluctuations in the stock market and we may therefore fail to meet profitability and/or dividend expectations, which may, in turn, affect the market price of our common stock and our ability to distribute dividends.

     Our revenues and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, including:

•	the number and size of underwriting and merger and acquisition transactions completed by our investment banking group, and the level and timing of fees received from those transactions;

•	changes in the earnings from our mortgage-backed securities and other principal investments resulting from market volatility, changes in interest rates and volatility in mortgage loan prepayment rates;

•	changes in the market valuations of the investments of our managed funds and of the companies in which we have made principal investments;

•	access to public markets or other exit strategies for companies in which we have made an investment as principal;

•	the recognition of profits or losses on principal investments or with respect to warrants or other equity-linked securities received in connection with capital-raising activities;

•	the level of institutional and retail brokerage transactions and the level of commissions received from those transactions;

•	the timing of recording of asset management fees and special allocations of income, if any; and

•	variations in expenditures for personnel, consulting and legal expenses, and expenses of establishing new business units, including technology expenses.

•	other variations in expenditures, including marketing and sponsorship.

     Any one of these factors could adversely affect the market price of our common stock and our ability to distribute dividends.

The amount of our dividends will depend upon our operating results.

     We qualify as a REIT and must distribute at least 90% of our REIT taxable income to our shareholders, excluding the retained earnings of our taxable REIT subsidiaries. We currently anticipate that our taxable REIT subsidiaries will retain most or all of their earnings and profits, which would make these earnings and profits unavailable for distribution to our shareholders. As a result, we may need to generate sufficient taxable income outside of our taxable REIT subsidiaries to maintain our current dividend rate. There can be no assurance that we will be able to generate sufficient taxable income to maintain this dividend rate or maintain a tax status as a REIT.

We are subject to extensive government regulation which could adversely affect our results, which may, in turn, affect the market price of the shares of our common stock and our ability to distribute dividends.

     The securities business is subject to extensive regulation under federal and state laws in the United States, and also is subject to regulation in the foreign countries in which we will conduct investment banking and securities brokerage and asset management activities. Compliance with these laws can be expensive, and any failure to comply could have a material adverse effect on our operating results. Compliance with many of the regulations applicable to us involves a number of risks, particularly in areas where applicable regulations may be subject to interpretation. In the event of non-compliance with an applicable regulation, governmental regulators and self-regulatory organizations such as the National Association of Securities Dealers may institute administrative or judicial proceedings that may result in:

•	censure, fines or civil penalties (including treble damages in the case of insider trading violations);

•	issuance of cease-and-desist orders;

•	deregistration or suspension of the non-compliant broker-dealer or investment adviser;

•	suspension or disqualification of the broker-dealer’s officers or employees; or

•	other adverse consequences.

     The imposition of any penalties or orders on us could have a material adverse effect on our operating results and financial condition. The investment banking and brokerage businesses have recently come under intense scrutiny at both the state and federal level and the cost of compliance and the potential liability for non-compliance has increased as a result.

     As a result of FBR Group’s acquisition of FBR National Bank & Trust (“FBR Bank”) in 2001, FBR Group became a bank holding company regulated under the BHC Act. As a bank holding company, FBR Group was subject to extensive supervision, regulation and examination by banking regulatory agencies. As a result of the merger, we and our taxable REIT subsidiaries became bank holding companies and are subject to the same requirements. In general, the BHC Act prohibits or restricts a bank holding company’s engagement in a wide variety of businesses, some of which are businesses in which we and our taxable REIT subsidiaries currently engage, including merchant banking and investment banking.

     The Gramm-Leach-Bliley Act, or GLB Act, permits a qualifying bank holding company that elects to be treated as a financial holding company (“FHC”) to engage in a full range of financial activities, including banking, insurance, and securities activities, as well as merchant banking and additional activities that are “financial in nature” or “incidental” to such financial activities. In order for a bank holding company to qualify as an FHC, its subsidiary depository institutions must be “well-capitalized” and “well-managed” and have at least a “satisfactory” Community Reinvestment Act rating. FBR Bank currently meets these criteria. The Federal Reserve Board has previously approved our election to be treated as a FHC, provided that, within six months of the merger FBR Group takes steps to cease being an FHC.

     We anticipate that FBR Bank will convert to an entity that engages solely in trust or fiduciary operations, a status that would terminate our status and the status of our taxable REIT subsidiaries as FHCs. We have received a non-objection letter from the Office of the Comptroller of the Currency with respect to the conversion.

     In addition, as a bank holding company (separate from our status as an FHC), we are subject to a wide variety of restrictions, liabilities and other requirements applicable to bank holding companies, including required capital levels, restrictions on transactions with FBR Bank, restrictions on payment or receipt of dividends and community reinvestment requirements. Federal banking regulators possess broad powers to take supervisory action, including the imposition of potentially large fines, against us as they deem appropriate if we violate any of these requirements or engage in unsafe or unsound practices. These types of supervisory actions could result in higher capital requirements and limitations on both our banking and non-banking activities, any and all of which could have a material adverse effect on our businesses and profitability. Conversion of FBR Bank to a limited purpose entity will eliminate most of these requirements upon us and our taxable REIT subsidiaries.

     The regulatory environment in which we operate is also subject to change. Our business may be adversely affected as a result of new or revised legislation or regulations imposed by the SEC, the Internal Revenue Service, other United States or foreign governmental regulatory authorities or the NASD. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and rules by these governmental authorities and the NASD.

     Additional regulation, changes in existing laws and rules, or changes in interpretations or enforcement of existing laws and rules often directly affect the method of operation and profitability of securities firms such as Friedman, Billings, Ramsey & Co., Inc. (“FBR & Co.”), our primary broker-dealer subsidiary, and REITs like us. We cannot predict what effect these types of changes might have. Our businesses may be materially affected not only by regulations applicable to us as a financial market intermediary or REITs, but also by regulations of general application. For example, the volume of underwriting, merger and acquisition, asset management and principal investment business in a given time period could be affected by, among other things, existing and proposed tax legislation, antitrust policy and other governmental regulations and policies (including the interest rate policies of the Federal Reserve Board) and changes in interpretation or enforcement of existing laws and rules that affect the business and financial communities. The level of business and financing activity in each of the industries on which we focus can be affected not only by such legislation or regulations of general applicability, but also by industry-specific legislation or regulations.

Loss of Investment Company Act exemption would adversely affect us and negatively affect the market price of shares of our common stock and the ability to distribute dividends.

     We believe that we currently are not, and we intend to continue operating our company so that we will not become, regulated as an investment company under the Investment Company Act of 1940 because we are “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” Specifically, we have invested, and intend to continue investing, at least 55% of our assets in mortgage loans or mortgage-backed securities that represent the entire ownership in a pool of mortgage loans and at least an additional 25% of our assets in mortgages, mortgage-backed securities, securities of REITs, and other real estate-related assets.

     If we fail to qualify for this exemption, we could be required to restructure our activities. For example, if the market value of our investments in equity securities were to increase by an amount that resulted in less than 55% of our assets being invested in mortgage loans or mortgage-backed securities that represent the entire ownership in a pool of mortgage loans, we might have to sell equity securities in order to qualify for exemption under the Investment Company Act. The sale could occur under adverse market conditions.

Failure to procure adequate capital and funding would adversely affect our results and may, in turn, negatively affect the market price of shares of our common stock and our ability to distribute dividends.

     We depend upon the availability of adequate funding and capital for our operations. For example, we invest in mortgage-backed securities funded by short-term borrowings. In addition, our broker-dealer, banking and other financial services subsidiaries are dependent on the availability of adequate capital to satisfy applicable regulatory capital requirements. As a REIT, we are required to distribute substantially all of our taxable income, excluding taxable REIT subsidiary earnings, to our shareholders and are therefore not able to retain our earnings for new investments. However, our taxable REIT subsidiaries are able to retain (and likely will retain) earnings for investment in new capital, subject to the various REIT requirements. We have historically satisfied our capital needs from equity contributions, internally generated funds and loans from third parties. We cannot assure you that any, or sufficient, funding or capital will continue to be available to us in the future on terms that are acceptable to us. In the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the market price of our common stock and our ability to distribute dividends.

We may not be able to manage our growth efficiently, which may adversely affect our results and may, in turn, negatively affect the market price of our common stock and our ability to distribute dividends.

     Over the last several years, we have experienced significant growth in our business activities, in the number of our employees and in our equity and assets. Our growth has required, and our growth will continue to require, increased investment in management and professionals, personnel, financial and management systems and controls and facilities, which could cause our operating margins to decline from historical levels, especially in the absence of revenue growth. In addition, as is common in the securities industry, our broker-dealer subsidiaries will continue to be highly dependent on the effective and reliable operation of communications and information systems and business continuity plans. We believe that our anticipated future growth will require implementation of new and enhanced communications and information systems and training of our personnel to operate such systems. In addition, the scope of procedures for assuring compliance with applicable laws and regulations and NASD rules has changed as the size and complexity of our business has changed. As we continue to grow, we will continue to implement additional formal compliance procedures to reflect such growth. Any difficulty or significant delay in the implementation or operation of existing or new systems, compliance procedures or the training of personnel could adversely affect our ability to manage growth.

Our corporate governance will be significantly influenced by insiders, which may result in corporate action with which you do not agree.

     Our officers and directors beneficially owned approximately 16.4% of the economic interest and 31.5% of our total voting power as of June 30, 2003. Therefore, they will be able to exert significant influence over the outcome of all corporate actions requiring approval of our shareholders (other than actions requiring a vote of holders of our Class A common stock voting as a separate class), which may result in corporate action with which you do not agree.

We face intense competition for personnel which could adversely affect our business and in turn negatively affect the market price of our common stock and our ability to distribute dividends.

     Our business is dependent on the highly skilled, and often highly specialized, individuals we employ. Retention of specialists to manage our mortgage-backed securities portfolio, research analysts, private equity specialists, sales and trading personnel, investment banking personnel, asset management personnel, and technology, lending, management and administrative professionals are particularly important to our prospects. Our failure to recruit and retain qualified employees could materially and adversely affect our future operating results and may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

We are dependent on a small number of key senior professionals and loss of the professionals could adversely affect our results and may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

     We do not anticipate that we will enter into employment agreements with our senior officers and other key professionals. The loss of professionals, particularly a senior professional with a broad range of contacts in an industry, could materially and adversely affect our operating results. Among the key professionals on whom we will depend, and whose loss could have a material adverse effect on our business, are Emanuel J. Friedman and Eric F. Billings. Our investment banking strategy is to establish relationships with prospective corporate clients in advance of any transaction, and to maintain these relationships by providing advisory services to corporate clients in equity, debt and merger and acquisition transactions. These relationships depend in part upon the individual employees who represent us in our dealings with our clients. From time to time, other companies in the investment industry have experienced losses of professionals in all areas of the investment business. The level of competition for key personnel includes competition from non-brokerage U.S. and foreign financial services companies, commercial banks, other investment banks and venture capital firms, all of which may target or increase their efforts in some of the same industries that we serve. In particular, we face competition for experienced research analysts, sales and trading personnel, and investment bankers of the type on which our business is highly dependent. We cannot assure you that losses of key personnel will not occur.

Competition may result in increased compensation costs, which could adversely affect our results and may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

     Competition for the recruiting and retention of employees may increase elements of our compensation costs. We cannot assure you that, in order to support our growth plans, we will be able to recruit and hire a sufficient number of new employees with the desired qualifications in a timely manner. We regularly review our compensation policies, including stock incentives. Nonetheless, our incentives may be insufficient in light of competition for experienced professionals in the investment industry, particularly if the value of our stock declines or fails to appreciate sufficiently to be a competitive source of a portion of professional compensation. Increased compensation costs could adversely affect the amount of cash available for distribution to shareholders.

Litigation and potential securities laws liabilities may adversely affect our business and may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

     Many aspects of our business involve substantial risks of liability, litigation and arbitration, which could adversely affect us. As an underwriter, a broker-dealer and an investment adviser, we and our taxable REIT subsidiaries will be exposed to substantial liability under federal and state securities laws, other federal and state laws and court decisions, including decisions with respect to underwriters’ liability and limitations on the ability of issuers to indemnify underwriters, as well as with respect to the handling of customer accounts. For example, underwriters may be held liable for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered and broker-dealers may be held liable for statements made by their securities analysts or other personnel. Broker-dealers and asset managers may also be held liable by customers and clients for losses sustained on investments if it is found that they caused such losses. In recent years, there has been an increasing incidence of litigation involving the securities industry, including class actions that seek substantial damages and frequently name as defendants underwriters of a public offering and investment banks that provide advisory services in merger and acquisition transactions. In addition, because of our principal equity investing and senior secured and mezzanine lending strategies, we may be exposed to litigation alleging control person or lender liability. We will also be subject to the risk of other litigation, including litigation that may be without merit. We will actively defend any such litigation and, therefore, we could incur significant legal expenses. We will carry limited insurance that may cover only a portion of any such expenses. In addition, increasing costs of insurance for our investment banking business may further limit the coverage to which we have access. An adverse resolution of any future lawsuits against us or our subsidiaries could materially adversely affect our operating results and financial condition and may, in turn, negatively affect the market price of our common stock and our ability to pay dividends. In addition to these financial costs and risks, the defense of litigation or arbitration may materially divert the efforts and attention of our management and staff from their other responsibilities.

     Our charter documents allow indemnification of our officers, directors and agents to the maximum extent permitted by Virginia law. We have entered into indemnification agreements with these persons. In the future we may be the subject of indemnification assertions under these charter documents or agreements by our officers, directors or agents who are or may become defendants in litigation. Amounts paid pursuant to these indemnification agreements could adversely affect our financial results and the amount of cash available for distribution to shareholders.

We are highly dependent on systems and third parties, and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

     Our business is highly dependent on communications and information systems, including systems provided by our clearing brokers and other third parties. Any failure or interruption of our systems, the systems of our clearing broker or third-party trading systems could cause delays or other problems in our securities trading activities, including mortgage-backed securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends.

     In addition, our clearing brokers provide elements of our principal disaster recovery system. We cannot assure you that we or our clearing brokers will not suffer any systems failure or interruption, including one caused by an earthquake, fire, other natural disaster, power or telecommunications failure, act of God, act of war, terrorism or otherwise, or that we or our clearing brokers’ back-up procedures and capabilities in the event of any such failure or interruption will be adequate.

RISKS RELATED TO INVESTMENT BANKING, INSTITUTIONAL BROKERAGE, SALES AND TRADING, ASSET MANAGEMENT AND OTHER FEE-BASED FINANCIAL SERVICES BUSINESSES OPERATED BY US THROUGH OUR TAXABLE REIT SUBSIDIARIES

We may be adversely affected by the general risks of the financial services and investment banking business.

     Through taxable REIT subsidiaries, including FBR & Co. (our primary broker-dealer subsidiary), we operate investment banking, trading, brokerage, asset management and other fee-based financial services businesses. The financial and investment business is, by its nature, subject to numerous and substantial risks, particularly in volatile or illiquid markets and in markets influenced by sustained periods of low or negative economic growth. As a financial services and investment banking firm, we and our operating results may be adversely affected by a number of factors, which include:

•	the risk of losses resulting from the ownership or underwriting of securities;

•	the risks of trading securities for our own account (i.e., principal activities) and for our customers;

•	reduced cash inflows from investors into asset management businesses;

•	the risk of losses from lending, including to small, privately-owned companies;

•	counterparty failure to meet commitments;

•	customer default and fraud;

•	customer complaints;

•	employee errors, misconduct and fraud (including unauthorized transactions by traders);

•	failures in connection with the processing of securities transactions;

•	litigation and arbitration;

•	the risks of reduced revenues in periods of reduced demand for public offerings or reduced activity in the secondary markets; and

•	the risk of reduced fees and commissions we receive for selling securities on behalf of our customers (i.e., underwriting spreads).

     Any one of these factors could adversely affect the market price of our common stock and our ability to pay dividends.

We may experience significant losses if the value of our trading and investment accounts deteriorates, which could negatively affect the market price of our common stock and our ability to pay dividends.

     From time to time in connection with underwriting, asset management, trading and other activities, we own large amounts, or have commitments to purchase large amounts, of the securities of companies. This ownership subjects us to significant risks.

     We conduct our securities trading, market-making and investment activities primarily for our own account, which subjects our capital to significant risks. We are exposed to risks which include market, credit, leverage, real estate, counterparty and liquidity risks, which could result in losses. These activities often involve the purchase, sale or short sale of securities as principal in markets that may be characterized as relatively illiquid or that may be particularly susceptible to rapid fluctuations in liquidity and price. These losses could negatively affect the market price of our common stock and our ability to distribute dividends.

We may experience reduced revenues during periods of declining prices or reduced demand for public offerings and merger and acquisition transactions or reduced activity in the secondary markets in sectors on which we have historically focused, which could negatively affect the market price of our common stock and our ability to pay dividends.

     Our revenues are, and our revenues are likely to be, lower during periods of declining prices or inactivity in the markets for securities of companies in the sectors in which we have historically focused. These markets have historically experienced significant volatility not only in the number and size of equity offerings and merger and acquisition transactions, but also in the aftermarket trading volume and prices of securities.

     In particular, information technology and biotechnology company stocks, which are an area of focus in our investment banking and brokerage activities, are extremely volatile.

     A significant amount of our revenues historically resulted from underwritten transactions by companies in our targeted industries, from aftermarket trading for such companies, and from proprietary investments and fees and incentive income received from assets under management. Underwriting activities in those targeted industries can decline for a number of reasons, including increased competition for underwriting business or periods of market uncertainty caused by concerns over inflation, rising interest rates or related issues. For example, during the second half of 1998, the market for equity offerings deteriorated and the market prices of many of the securities which we had underwritten and made a market in, and securities in which we and our asset management vehicles were invested, were subject to considerable volatility and declines in price. These factors led to a significant reduction in underwriting revenues, to significant market making losses for us, and to a significant reduction in the stream of fees received from our asset management vehicles. Underwriting and brokerage fees can also be materially adversely affected if a company or industry segment associated with these activities disappoints in quarterly performance relative to analysts’ expectations or by changes in long-term prospects. These losses in revenue could negatively affect the market price of our common stock and our ability to distribute dividends.

We may experience reduced investment banking or other revenues due to economic, political and market conditions, which could negatively affect the market price of our common stock and our ability to pay dividends.

     Reductions in public offering, merger and acquisition, portfolio company valuation and securities trading activities, due to any one or more changes in economic, political or market conditions could cause our revenues from investment banking, trading, lending, sales and asset management activities to decline materially. Many national and international factors affect the amount and profitability of these activities, including:

•	economic, political and market conditions;

•	level and volatility of interest rates and the impact on prepayment speeds of mortgage-backed securities;

•	legislative and regulatory changes;

•	currency values;

•	inflation;

•	flows of funds into and out of mutual funds, pension funds and venture capital funds; and

•	availability of short-term and long-term funding and capital.

     Fluctuations in revenues and net income also occur due to the overall level of market activity which, among other things, affects the flow of investment dollars and the size, number and timing of investment banking transactions. For example, new issue activity was down significantly in the fourth quarter of 2002 and this softness has carried over into 2003. In addition, a downturn in the level of market activity can lead to a decrease in brokerage revenues. Similar to investment banking, beginning in the second half of 2002, institutional brokerage has experienced volume declines that have continued into 2003. Therefore, revenues and operating results in any particular period may not be representative of full year results and may vary significantly from year to year and from quarter to quarter.

We may experience reduced revenues due to declining market volume, price and liquidity, which can also cause counterparties to fail to perform and may negatively affect the market price of our common stock and our ability to distribute dividends.

     Our revenues may decrease in the event of a decline in the market volume of securities transactions, prices or liquidity. Declines in the volume of securities transactions and in market liquidity generally result in lower revenues from trading activities and commissions. Lower price levels of securities may also result in a reduced volume of underwriting transactions, and could cause a reduction in our revenues from investment banking fees, as well as losses from declines in the market value of securities held by us in trading and investment, lending and underwriting positions, reduced asset management fees and incentive income and withdrawals of funds under management. Sudden sharp declines in market values of securities can result in illiquid markets, lack of access to lending and the failure of issuers and counterparties to perform their obligations, as well as increases in claims and litigation, including arbitration claims from customers. In such markets, we have incurred, and may incur in the future, reduced revenues or losses in our principal trading, market-making, investment banking, lending and asset management activities. Such losses could negatively affect the market price of our common stock and our ability to distribute dividends.

We may incur losses associated with underwriting activities, which could adversely affect results and may negatively affect the market price of our common stock and the ability to distribute dividends.

     Participation in underwritings involves both economic and regulatory risks. As an underwriter, FBR & Co. may incur losses if it is unable to resell the securities it is committed to purchase or if it is forced to liquidate its commitment at less than the agreed purchase price. In addition, the trend, for competitive and other reasons, toward larger commitments on the part of lead underwriters means that, from time to time, an underwriter may retain significant ownership of individual securities. Finally, it has been our anecdotal experience that increased competition has eroded and is expected to continue to erode underwriting spreads. These factors, along with our concentration in a limited number of industry sectors, may negatively affect our financial results, the market price of our common stock and our ability to distribute dividends.

We focus on relatively few industries, which may limit our revenues and may adversely affect our operating results and negatively impact the market price of our common stock and our ability to distribute dividends.

     Our investment banking business is dependent on revenues related to securities issued by companies in specific industry sectors. The financial services, real estate, technology, healthcare, energy and diversified industries sectors account for the majority of our investment banking, asset management, institutional trading and research activities. Therefore, any downturn in the market for the securities of companies in these industries, or factors affecting such companies, could adversely affect our operating results and financial condition. In 1998 and 1999, the specialty finance companies, equity REITs and mortgage REITs on which FBR & Co. focused experienced a significant downturn which, in turn, adversely affected us. The frequency and size of securities offerings can vary significantly from industry to industry due to economic, legislative, regulatory and political factors. Underwriting activities in a particular industry can decline for a number of reasons.

     We also derive a significant portion of our revenues from institutional brokerage (sales and trading) transactions related to the securities of companies in these sectors. Our revenues from such institutional brokerage transactions may decline when underwriting activities in these industry sectors decline, the volume of trading on The Nasdaq Stock Market or the New York Stock Exchange declines, or when industry sectors or individual companies report results below investors’ expectations.

The timing of recognition of investment banking revenue from a significant transaction can materially affect our quarterly operating results, which may negatively affect the market price of our common stock and our ability to distribute dividends.

     FBR & Co. records its revenues from an underwriting transaction only when the underwriting is completed. FBR & Co. records revenues from merger and acquisition transactions only when it has rendered the services and the client is contractually obligated to pay; generally, most of the fee is earned only after the transaction closes. Accordingly, the timing of FBR & Co.’s recognition of revenue from a significant transaction can materially affect its quarterly operating results. FBR & Co. has structured its investment banking operations based on expectations of a high level of demand for underwriting and corporate finance transactions. As a result, we have fixed costs associated with those businesses consistent with those expected levels of business. Accordingly, those businesses could experience losses if demand for these transactions is lower than expected.

We have potential conflicts of interest with our officers and employees.

     From time to time, our officers and employees may invest in private or public companies in which we, or one of our affiliates, is or could potentially be an investor or for which we carry out investment banking assignments, publish research or act as a market maker. In addition, we have in the past and will likely in the future organize businesses, such as our hedge, private equity and venture capital funds, in which our employees may acquire minority interests or profit interests. There are risks that, as a result of such investment or profit interest, an officer or employee may have incentives to take actions that would conflict with our best interests. We believe that we have in place compliance procedures and practices designed to monitor the activities of our officers and employees in this regard, but we cannot guarantee that these procedures and practices will be effective.

Our access to confidential information through the broker-dealer business and investment management business may restrict our ability to take action with respect to some investments, which, in turn, may negatively affect the potential return to shareholders.

     We may obtain confidential information about the companies in which we have invested or may invest. If we do possess confidential information about such companies, there may be restrictions on the ability to dispose of, increase the amount of, or otherwise take action with respect to an investment in those companies. Our management of investment funds could create a conflict of interest to the extent the fund managers are aware of inside information concerning potential investment targets or to the extent the fund managers wish to invest in companies for which FBR & Co. is underwriting securities. We believe that we have in place compliance procedures and practices designed to ensure that inside information is not used for making investment decisions on behalf of the funds and to monitor funds invested in our investment banking clients. We cannot assure you, however, that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of our fund managers to make potentially profitable investments on behalf of those funds, which could have an adverse effect on our operations. These limitations imposed by access to confidential information could therefore negatively affect the potential market price of our common stock and the ability to distribute dividends.

Our business is dependent on cash inflows to mutual funds and other pooled investment vehicles, which could result in our experiencing operating losses if cash flows slow, and negatively impact cash available for distribution to shareholders.

     A slowdown or reversal of cash inflows to mutual funds and other pooled investment vehicles could lead to lower underwriting and brokerage revenues for us since mutual funds and other pooled investment vehicles purchase a significant portion of the securities offered in public offerings and traded in the secondary markets. Demand for new equity offerings has been driven in part by institutional investors, particularly large mutual funds and hedge funds, seeking to invest on behalf of their investors. Our brokerage business is particularly dependent on the institutional market. The public may redeem mutual funds as a result of a decline in the market generally or as a result of a decline in mutual fund net asset values. To the extent that a decline in cash inflows into mutual funds reduces demand by fund managers for initial public or secondary offerings, FBR and our business and results of operations could be materially adversely affected. Moreover, a slowdown in investment activity by mutual funds may have an adverse effect on the securities markets generally. Such environments may adversely affect the market price of our common stock and our ability to distribute dividends.

Our investment banking and other financial services businesses face significant competition from larger financial services firms with greater resources which could reduce our market share and harm our financial performance which may, in turn, adversely affect the market price of our common stock and ability to distribute dividends.

     We are engaged in, through our broker-dealer subsidiaries and other taxable REIT subsidiaries, the highly competitive financial services, underwriting, securities brokerage, principal investing, asset management and banking businesses. We compete directly with large Wall Street securities firms, established venture capital funds, securities subsidiaries of major commercial bank holding companies, major regional firms, smaller “niche” players and those offering competitive services via the Internet. To an increasing degree, we also compete for various segments of the financial services business with other institutions, such as commercial banks, savings institutions, mutual fund companies, life insurance companies and financial planning firms. Our industry focus also subjects us to direct competition from a number of specialty securities firms, smaller investment banking boutiques and venture capital funds that specialize in providing services to those industry sectors. If we are not able to compete successfully in this environment, our business, operating results and financial condition will be adversely affected, which may adversely affect the cash available for distribution to shareholders.

     Competition from commercial banks has increased because of acquisitions of securities firms by commercial banks, as well as internal expansion by commercial banks into the securities business. This competition could adversely affect our operating results.

     We face intense competition in the asset management business from a variety of sources, including venture capital funds, private equity funds, mutual funds, hedge funds and other asset managers. We compete for investor funds as well as for the opportunity to participate in transactions.

     Many of our competitors have greater personnel and financial resources than we do. Larger competitors are able to advertise their products and services on a national or regional basis and may have a greater number and variety of distribution outlets for their products, including retail distribution. In addition, some competitors have a much longer history of investment activities than we do and, therefore, may possess a relative advantage with regard to access to business and capital.

We may not be able to keep up with rapid technological change, which may adversely affect the market price of our common stock and our ability to distribute dividends.

     There are significant technical and financial risks in the development of new services and products or enhanced versions of existing services and products. We cannot assure you that we will be able to:

•	develop or obtain the necessary technologies;

•	effectively use new technologies;

•	adapt our services and products to evolving industry standards; or

•	develop, introduce and market in a profitable manner service and product enhancements or new services and products.

     If we are unable to develop and introduce enhanced or new services or products quickly enough to respond to market or customer requirements, or if we or our services and products do not achieve market acceptance, our business, financial condition and operating results will be materially adversely affected and our cash available for distribution to shareholders may be negatively impacted.

RISKS RELATED TO OUR PRINCIPAL INVESTING ACTIVITIES

Declines in the market values of our mortgage-backed securities and other investments may adversely affect periodic reported results and credit availability, which may reduce earnings and, in turn, cash available for distribution to our shareholders.

     A substantial portion of our assets are investments in mortgage-backed securities and other investment securities. Most of those assets are classified for accounting purposes as “available-for-sale.” Changes in the market values of those assets will be directly charged or credited to shareholders’ equity. As a result, a decline in values may reduce the book value of our assets. Moreover, if the decline in value of an available-for-sale security is other than temporary, such decline will reduce earnings, as will a decline in the value of securities not classified as available-for-sale for accounting purposes.

     A decline in the market value of our assets may adversely affect us in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to shareholders.

Use of leverage could adversely affect our operations, particularly with respect to our mortgage-backed securities portfolio and negatively affect cash available for distribution to our shareholders.

     Using debt to finance the purchase of mortgage-backed securities and other investment securities will expose us to the risk that margin calls will be made and that we will not be able to meet those margin calls. To meet margin calls, we may sell mortgage-backed securities and those sales of mortgage-backed securities could result in realized losses, and negatively affect cash available for distribution to our shareholders.

     While it is not our current policy to leverage our equity securities or loan investments, if we were to leverage these investments, this leverage could expose us to the risk that margin calls will be made and that we will not be able to meet them. A leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

     We will enter into repurchase agreements to finance mortgage related investments, which can amplify the effect of a decline in value resulting from an interest rate increase. For example, assume that we finance $96 million through repurchase agreements to acquire $100 million of 8% mortgage-backed securities. If prevailing interest rates increase from 8% to 9%, the value of the mortgage-backed securities may decline to a level below the amount required to be maintained under the terms of the repurchase agreements. If the mortgage-backed securities were then sold, we would have to transfer additional assets to secure the borrowings.

Changes in interest rates could negatively affect the value of our mortgage-backed securities, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our shareholders.

     We invest indirectly in mortgage loans by purchasing mortgage-backed securities and we currently intend to continue this investment strategy. Under a normal yield curve, an investment in mortgage-backed securities will decline in value if long-term interest rates increase. Despite Fannie Mae, Freddie Mac or Ginnie Mae guarantees of the mortgage-backed securities we own, those guarantees do not protect us from declines in market value caused by changes in interest rates. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our shareholders.

     A significant risk associated with our current portfolio of mortgage-backed securities is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates were to increase significantly, the market value of these mortgage-backed securities would decline and the weighted average life of the investments would increase. We could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements we enter into in order to finance the purchase of mortgage-backed securities.

     Market values of mortgage-backed securities may decline without any general increase in interest rates for a number of reasons, such as increases in defaults, increases in voluntary prepayments and widening of credit spreads.

An increase in our borrowing costs relative to the interest we receive on our mortgage-backed securities may adversely affect our profitability, which may negatively affect cash available for distribution to our shareholders.

     As our repurchase agreements and other short-term borrowing instruments mature, we will be required either to enter into new repurchase agreements or to sell a portion of our mortgage-backed securities or other investment securities. An increase in short-term interest rates at the time that we seek to enter into new repurchase agreements would reduce the spread between our returns on our mortgage-backed securities and the cost of our borrowings. This change in interest rates would adversely affect our returns on our mortgage-backed securities portfolio, which might reduce earnings and, in turn, cash available for distribution to our shareholders.

Prepayment rates could negatively affect the value of our mortgage-backed securities, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our shareholders.

     In the case of residential mortgage loans, there are seldom any restrictions on borrowers’ abilities to prepay their loans. Homeowners tend to prepay mortgage loans faster when interest rates decline. Consequently, owners of the loans have to reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. This volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage on our mortgage-based securities portfolio and may result in reduced earnings or losses for us and negatively affect the cash available for distribution to our shareholders.

     Despite Fannie Mae, Freddie Mac or Ginnie Mae guarantees of the mortgage-backed securities we own, those guarantees do not protect investors against prepayment risks.

Rapid changes in the values of our mortgage-backed securities and other real estate assets may make it more difficult for us to maintain our REIT status or exemption from the Investment Company Act.

     If the market value or income potential of our mortgage-backed securities and mezzanine loans decline as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT status or exemption from the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of many of our non-real estate assets. We may have to make investment decisions that we otherwise would not make absent the REIT and Investment Company Act considerations.

Hedging against interest rate exposure may adversely affect our earnings, which could adversely affect cash available for distribution to our shareholders.

     We have entered into and may enter into interest rate swap agreements or pursue other hedging strategies. Our hedging activity will vary in scope based on the level and volatility of interest rates and principal prepayments, the type of mortgage-backed securities held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the party owing money in the hedging transaction may default on its obligation to pay.

     Our hedging activity may adversely affect our earnings, which could adversely affect cash available for distribution to our shareholders.

Our assets are likely to include mezzanine or senior loans that may have greater risks of loss than secured senior loans and if those losses are realized, it could adversely affect our earnings, which could adversely affect our cash available for distribution to our shareholders.

     We expect our assets to include a significant amount of loans that involve a higher degree of risk than long-term senior secured loans. First, the loans may not be secured by mortgages or liens on assets. Even if secured, these loans may have higher loan-to-value ratios than a senior secured loan. Furthermore, our right to payment and the security interest may be subordinated to the payment rights and security interests of the senior lender. Therefore, we may be limited in our ability to enforce our rights to collect these loans and to recover any of the loan balance through a foreclosure of collateral.

     Our loans may have an interest only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the loan. In this case, a borrower’s ability to repay its loan may be dependent upon a liquidity event that will enable the repayment of the loan.

     In addition to the above, numerous other factors may affect a company’s ability to repay its loan, including the failure to meet its business plan, a downturn in its industry or negative economic conditions. A deterioration in a company’s financial condition and prospects may be accompanied by deterioration in the collateral for the loan. Losses in our loans could adversely affect our earnings, which could adversely affect cash available for distribution to our shareholders.

Loans that we make to highly leveraged companies may have a greater risk of loss which, in turn, could adversely affect cash available for distribution to our shareholders.

     Leverage may have material adverse consequences to the companies to which we make loans and to us as an investor in these companies. These companies may be subject to restrictive financial and operating covenants. The leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to business opportunities may be limited. A leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used. As a result, leveraged companies have a greater risk of loss. Losses on our loans could adversely affect our earnings, which could adversely affect cash available for distribution to our shareholders.

Our due diligence may not reveal all of a portfolio company’s liabilities and may not reveal other weaknesses in a portfolio company’s business.

     Before making an investment in a business entity, we assess the strength and skills of the entity’s management and other factors that we believe will determine the success of the investment. In making the assessment and otherwise conducting customary due diligence, we rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly-organized entities because there may be little or no information publicly available about the companies. Against this background, there can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

We depend on management and have limited ability to influence management of portfolio companies.

     We do not control the management, investment decisions or operations of the enterprises in which we have investments. Management of those enterprises may decide to change the nature of their assets or business plan, or management may otherwise change in a manner that is not satisfactory to us. We typically have no ability to affect these management decisions, and as noted below, may have only limited ability to dispose of these investments.

We may make investments that have limited liquidity, which may reduce the return on those investments to shareholders.

     The equity securities of a new entity in which we invest are likely to be restricted as to resale and may otherwise be highly illiquid. We expect that there will be restrictions on our ability to resell the securities of any private or newly-public company that we acquire for a period of at least one year after we acquire those securities. In addition, applicable REIT tax provisions may cause sales of certain assets to be disadvantageous. Thereafter, a public market sale may be subject to volume limitations or dependent upon securing a registration statement for a secondary offering of the securities.

     The securities of newly-public entities may trade less frequently and in smaller volume than securities of companies that are more widely held and have more established trading patterns. Thus, sales of these securities may cause their values to fluctuate more sharply. Furthermore, because we are the corporate parent of FBR & Co., our ability to invest in companies may be constrained by applicable securities laws and the rules of the NASD. This is because FBR & Co. is a registered broker-dealer and its investment and trading activities are regulated by the SEC and NASD. For example, the NASD’s rules may limit our ability to invest in the securities of companies whose securities are underwritten by FBR & Co.

     The short- and medium-term loans we make are based, in part, upon our knowledge of the borrower and its industry. In addition, we do not yet nor may we ever have a significant enough portfolio of loans to easily sell them to a third party. As a result, these loans are and may continue to be highly illiquid.

Prices of the equity securities of new entities in which we invest may be volatile.

     Prices of the equity securities of new entities in which we invest may be volatile. We may make investments that are significant relative to the portfolio company’s overall capitalization, and resales of significant amounts of these securities might adversely affect the market and the sales price for the securities.

     Disposition value of investments is dependent upon general and specific market conditions which could result in a decline of the value of the investments.

     Even if we make an appropriate investment decision based on the intrinsic value of an enterprise, there is no assurance that the trading market value of the investment will not decline, perhaps materially, as a result of general market conditions. For example, an increase in interest rates, a general decline in the stock markets, or other market conditions adverse to companies of the type in which we invest could result in a decline in the value of our investments.

The market for investment opportunities is competitive, which could make it difficult for us to purchase or originate investments at attractive yields, which could have an adverse effect on cash available for distribution to our shareholders.

     We gain access to good investment opportunities only to the extent that they become known to us. Gaining access to good investment opportunities is a highly competitive business. We compete with other companies that have greater capital, more long-standing relationships, broader product offerings and other advantages. Competitors include, but are not limited to, business development companies, small business investment companies, commercial lenders and mezzanine funds and other broker-dealers. Increased competition would make it more difficult for us to purchase or originate investments at attractive yields, which could have an adverse effect on cash available for distribution to our shareholders.

We may incur losses as a result of our technology sector investment activities, which could negatively affect the market price of our common stock and our ability to distribute dividends.

     Our technology sector investments are made primarily through funds which we manage and funds which a third party acts as a manager. These funds may invest in technology companies in the early stages of their development. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in early stages of development, particularly companies in new and rapidly evolving markets. Moreover, these funds may invest in privately held companies as to which little public information is available. Accordingly, we depend on these fund managers to obtain adequate information to evaluate the potential returns from investing in these companies. Fund managers may or may not be successful in this task. Also, these companies frequently have less diverse product lines and smaller market presence than large competitors. They are thus generally more vulnerable to economic downturns and may experience substantial variations in operating results.

     Moreover, many of these technology sector portfolio companies will require additional equity funding to satisfy their continuing working capital requirements. Because of the circumstances of those companies or market conditions, it is possible that one or more of these portfolio companies will not be able to raise additional financing or may be able to do so only at a price or on terms that are unfavorable to them. Adverse returns with respect to these technology sector investment activities could adversely affect us and our operating results, which could negatively affect the market price of our common stock and our ability to distribute dividends.

TAX RISKS

Ownership limitation may restrict change of control or business combination opportunities in which our shareholders might receive a premium for their shares.

     In order for us to qualify as a REIT, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In order to preserve our REIT status, our amended and restated articles of incorporation generally prohibits any shareholder from directly or indirectly owning more than 9.9% of any class or series of our outstanding common stock or preferred stock.

     The ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

U.S. federal income tax requirements may restrict our operations, which could restrict our ability to take advantage of attractive investment opportunities, which could negatively affect the cash available for distribution to our shareholders.

     We intend to continue to operate in a manner that is intended to cause us to qualify as a REIT for U.S. federal income tax purposes. However, the U.S. federal income tax laws governing REITs are extremely complex, and interpretations of the U.S. federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT will require us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. In some instances, compliance with these tests may not be completely within our control. For example, some of our investments will be in equity securities of other REITs, which generally are qualifying assets and produce qualifying income for purposes of the REIT qualification tests. The failure of the REITs in which we invests to maintain their REIT status, however, could jeopardize our REIT status. Accordingly, we cannot be certain that we will be successful in operating so as to qualify as a REIT.

     At any time, new laws, interpretations, or court decisions may change the federal tax laws regarding, or the U.S. federal income tax consequences of, qualification as a REIT. In addition, compliance with the REIT qualification tests could restrict our ability to take advantage of attractive investment opportunities in non-qualifying assets, which would negatively affect the cash available for distribution to our shareholders. For example, we may be required to limit our investment in non-REIT equity securities and mezzanine loans to the extent that such loans are not secured by real property.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

     A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

     All of our operating businesses are conducted through taxable REIT subsidiaries. Our taxable REIT subsidiaries pay corporate income tax on their taxable income, and their after-tax net income is available for distribution to us but is not required to be distributed to us.

     The aggregate value of the taxable REIT subsidiary stock and securities currently owned by us is significantly less than 20% of the value of our total assets (including the taxable REIT subsidiary stock and securities). Furthermore, we will monitor the value of our investments in our taxable REIT subsidiaries for the purpose of ensuring compliance with the rule that no more than 20% of the value of our assets may consist of taxable REIT subsidiary stock and securities (which is applied at the end of each calendar quarter). In addition, we will scrutinize all of our transactions with our taxable REIT subsidiaries for the purpose of ensuring that they are entered into on arm’s-length terms in order to avoid incurring the 100% excise tax described above. There can be no complete assurance, however, that we will be able to comply with the 20% limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s-length transactions.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our shareholders.

     In order to qualify as a REIT, an entity must distribute to its shareholders, each calendar year, at least 90% of its taxable income, other than any net capital gain and excluding any retained earnings of taxable REIT subsidiaries. To the extent that a REIT satisfies the 90% distribution requirement, but distributes less than 100% of its taxable income, it will be subject to federal corporate income tax on its undistributed income. In addition, the REIT will incur a 4% nondeductible excise tax on the amount, if any, by which its distributions in any calendar year are less than the sum of:

•	85% of its ordinary income for that year,

•	95% of its capital gain net income for that year, and

•	100% of its undistributed taxable income from prior years.

     We intend to continue to pay out our REIT taxable income to our shareholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% excise tax. However, there is no requirement that taxable REIT subsidiaries distribute their after-tax net income to their parent REIT or their shareholders and our taxable REIT subsidiaries may elect not to make any distributions to us.

     Our taxable income may substantially exceed our net income as determined based on generally accepted accounting principles because, for example, capital losses will be deducted in determining our GAAP income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, referred to as phantom income. Although some types of phantom income are excluded in determining the 90% distribution requirement, we will incur corporate income tax and the 4% excise tax with respect to any phantom income items if we do not distribute those items on an annual basis. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or times that we regard as unfavorable in order to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in that year.

Failure to qualify as a REIT would subject us to U.S. federal income tax, which would reduce the cash available for distribution to our shareholders.

     If we fail to qualify as a REIT in any calendar year, we would be required to pay U.S. federal income tax on our taxable income. We might need to borrow money or sell assets in order to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our shareholders.

Furthermore, if we cease to be a REIT, we no longer would be required to distribute substantially all of our taxable income to our shareholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we failed to qualify.

Our failure to distribute FBR Group’s pre-merger earnings and profits would cause us to fail to qualify as a REIT.

     At the end of any taxable year, a REIT may not have any accumulated earnings and profits, described generally for U.S. federal income tax purposes as cumulative undistributed net income, attributable to an ordinary non-REIT corporation. In connection with the merger, we succeeded to the accumulated earnings and profits of FBR Group, which was an ordinary non-REIT corporation. PricewaterhouseCoopers LLP has prepared a computation of FBR Group’s accumulated earnings and profits as of December 31, 2002, and a projection, based on certain assumptions, of FBR Group’s earnings and profits for the period from January 1, 2003 through the date of the merger. Based on this report, we will make a corresponding special one-time cash distribution of approximately $9,100 to our shareholders on or before December 31, 2003, in an amount that is intended to equal or exceed the accumulated earnings and profits that we inherited from FBR Group. However, the determination of accumulated earnings and profits for U.S. federal income tax purposes is extremely complex and the computations of PricewaterhouseCoopers are not binding on the Internal Revenue Service. If the Internal Revenue Service were successfully to assert that FBR Group’s accumulated earnings and profits were greater than our special distribution, we possibly could fail to qualify as a REIT. Alternatively, we could avoid losing our REIT status by paying a deficiency dividend to eliminate any remaining accumulated earnings and profits of FBR Group. There can be no complete assurance, however, that the Internal Revenue Service would not assert loss of REIT status as the penalty for failing to distribute FBR Group’s accumulated earnings and profits by the end of 2003.

The requirement that we distribute at least 90% of our taxable income to our shareholders, excluding the retained earnings of our taxable REIT subsidiaries, each year will result in our shareholders receiving periodic taxable distributions.

     In order to qualify as a REIT, we must distribute to our shareholders, each calendar year, at least 90% of our taxable income (excluding the taxable income of our non-REIT subsidiaries which are operated as taxable REIT subsidiaries). As a result, our shareholders receive periodic taxable distributions from us. Such distributions generally are taxable as ordinary income to the extent that they are made out of our current or accumulated earnings and profits, including any accumulated earnings and profits that we inherited from FBR Group.

A sale of assets acquired from FBR Group within ten years after the merger would result in corporate income tax, which would reduce the cash available for distribution to our shareholders.

     If we sell stock or securities of a taxable REIT subsidiary or any other asset that we acquired from FBR Group within ten years after the merger and recognize a taxable gain on the sale, we will be taxed at the highest corporate rate on an amount equal to the lesser of:

•	the amount of gain that we recognize at the time of the sale; or

•	the amount of gain that we would have recognized if we had sold the asset at the time of the merger for its then fair market value.

     This rule potentially could inhibit us from selling taxable REIT subsidiary stock or securities or other assets acquired from FBR Group within ten years after the merger.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

     The federal income tax laws governing REITs or the administrative interpretations of those laws may be amended at any time. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or you as a shareholder. On May 28, 2003, President Bush signed into law a tax bill that reduces the tax rate on both dividends and long-term capital gains for most non-corporate taxpayers to 15% until 2008. This reduced tax rate generally does not apply to ordinary REIT dividends, which will continue to be taxed at the higher tax rates applicable to ordinary income. This legislation could cause shares in non-REIT corporations to be a more attractive investment to individual investors than they historically have been, and could have an adverse effect on the market price of our common stock.

CERTAIN RATIOS

     Our merger with FBR Asset was completed on March 31, 2003. The merger was accounted for as a purchase of FBR Asset by FBR Group using the purchase method of accounting. For the period January 1, 2003 through March 30, 2003 and for the years 1998 through 2002, the company accounted for its investment in FBR Asset using the equity method of accounting. The following table sets forth our consolidated ratio of earnings to fixed charges for the periods shown.

	Six Months Ended	Year Ended
	June 30,	December 31,

	2003	2002	2001		2000	1999		1998
Ratio of earnings to fixed charges	3.9	16.0	(A	)	5.4	(A	)	(A	)

(A) Due to our reported losses in 2001, 1999 and 1998, the ratio coverage in these years was less than 1:1. We would need additional earnings of $7,710, $13,925 and $12,698, respectively, to achieve coverage of 1:1 in those years.

     The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For purposes of computing these ratios, earnings consist of income before taxes and extraordinary items adjusted to exclude income or loss from equity investments, plus fixed charges consisting of interest on borrowed funds and amortization of debt discount and premium on all indebtedness, plus distributed income of equity investees. As of the date of this prospectus, we have not issued any shares of preferred stock.

USE OF PROCEEDS

     Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of these securities for general corporate purposes.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

     The following summary discusses the material terms of our capital stock. This summary does not purport to be a complete description of our capital stock, and you should not rely on it as if it were. We have filed complete copies of our amended and restated articles of incorporation and bylaws with the SEC as exhibits to our initial registration statement and are incorporating the full text of those documents by reference. You may obtain complete copies of our amended and restated articles of incorporation and bylaws by following the document request procedures set forth in “Other Matters – Additional Information.” We encourage you to read each of those documents in its entirety.

General

     Our amended and restated articles of incorporation provide that we may issue up to 575,000,000 shares of capital stock, consisting of 450,000,000 shares of Class A common stock, $.01 par value per share, 100,000,000 shares of Class B common stock, $.01 par value per share, and 25,000,000 shares of preferred stock, $.01 par value per share. As of June 30, 2003, we had outstanding 113,648,262 shares of Class A common stock and 26,513,099 shares of Class B common stock. No preferred stock is issued or outstanding.

Common Stock

     Holders of our Class A common stock are entitled to one vote per share on all matters to be voted upon by our shareholders and holders of our Class B common stock will be entitled to three votes per share. Except as otherwise provided by law, holders of shares of our common stock vote together as a single class.

     Shares of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All shares of common stock are fully paid and non-assessable. Shares of our Class B common stock may convert into shares of our Class A common stock at our option in certain circumstances, including (1) upon a sale or other transfer, (2) at the time the holder of shares of Class B common stock ceases to be affiliated with us, and (3) upon the sale of the shares in a registered public offering. In addition, Messrs. Friedman and Billings, pursuant to shareholder agreements they have entered into with us, have agreed that, until one year after the completion of the merger, if either Mr. Friedman or Mr. Billings sells, grants or otherwise transfers more than 460,000 of his shares of our Class A or our Class B common stock during any three-month period, then the transferor’s shares of our Class B common stock will be converted into shares of our Class A common stock.

     Shares of our common stock are subject to restrictions upon their ownership and transfer that were adopted for the purpose of enabling us to preserve our status as a REIT. For a discussion of those restrictions, see “– Restrictions on Ownership and Transfer.”

Preferred Stock

     Our board of directors may, without further action of our shareholders, establish and issue shares of our preferred stock in one or more series, and fix the rights, preferences and restrictions of the series of our preferred stock consistent with our amended and restated articles of incorporation and bylaws and the laws of the Commonwealth of Virginia. The rights of our Class A and Class B common stockholders are subject to, and may be adversely affected by, the rights of our preferred stockholders. The issuance of additional shares of our preferred stock could adversely affect the voting power of our Class A and Class B common stockholders and could have the effect of delaying or preventing a change in control or other corporate action. We have no current plans to issue any preferred stock.

     The description of the terms of a particular preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable amendment to our amended and restated articles of incorporation for complete information regarding a series of preferred stock. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

     The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•	the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

•	the offering price;

•	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•	any redemption or sinking fund provisions;

•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

•	the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

•	the voting rights of shares of such series;

•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

•	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us, of the common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

•	the conditions and restrictions, if any, on the creation of indebtedness of our company, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

     The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank senior to our common stock and on a parity in all respects with each other outstanding series of preferred stock.

     Dividends. Unless otherwise specified in the applicable prospectus supplement, before any dividends may be declared or paid to the holders of shares of our common stock or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by our board of directors, out of our net profits or net assets legally available therefor, dividends at such times and rates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates as will be fixed by our board of directors.

     Dividends may be paid in the form of cash. Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

     The prospectus supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us of, the common stock or of any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with our amended and restated articles of incorporation.

     Liquidation Rights. Unless otherwise specified in the prospectus supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary), the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our shareholders, whether from capital, surplus or earnings, the amount specified in the applicable prospectus supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up, the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

     Redemption. If so specified in the applicable prospectus supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that prospectus supplement.

     Voting Rights. Except as indicated in the prospectus supplement relating to a particular series of preferred stock, or except as expressly required by Virginia law, a holder of preferred stock will not be entitled to vote. Except as indicated in the prospectus supplement relating to a particular series of preferred stock, in the event we issue full shares of any series of preferred stock, each such share will be entitled to one vote on matters on which holders of such series of preferred stock are entitled to vote.

     Under Virginia law, the affirmative vote of the holders of a majority of the outstanding shares of all series of preferred stock, voting as a separate voting group, will be required for (i) the authorization of any class of stock ranking prior to or on parity with preferred stock or the increase in the number of authorized shares of any such stock, (ii) any increase in the number of authorized shares of preferred stock and (iii) certain amendments to our amended and restated articles of incorporation that may be adverse to the rights of preferred stock outstanding.

     Other. Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Dividend Rights

     We intend to make regular quarterly distribution to our shareholders. In order to qualify as a REIT for U.S. federal income tax purposes, we must distribute to our shareholders annually at least 90% of our taxable income, excluding the retained earnings of our taxable REIT subsidiaries. Although we generally intend to distribute to our shareholders each year an amount equal to our taxable income for that year, distributions paid by us will be at the discretion of our board of directors and will depend on our actual cash flow, financial condition, capital requirements, the annual distribution requirement under the REIT provisions of the Internal Revenue Code and other factors that the board of directors deem relevant.

     Subject to the Virginia Stock Corporation Act and the rights of holders of any outstanding preferred stock, holders of our Class A common stock and our Class B common stock will be entitled to share dividends equally, share for share. If dividends are declared that are payable in shares of our common stock, holders of our Class A common stock will receive shares of our Class A common stock and holders of our Class B common stock will receive shares of our Class B common stock.

Rights Upon Liquidation

     Subject to the rights of holders of any outstanding preferred stock, holders of our Class A and our Class B common stock shall be entitled to participate ratably, on a per share basis, in all distributions to holders of our common stock in any liquidation, dissolution or winding up of our company, as though all shares of our common stock were of a single class.

Certain Effects of Authorized But Unissued Stock

     We have shares of common stock and preferred stock available for future issuance without shareholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on the capital stock.

     The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Restrictions on Ownership and Transfer

     For us to qualify as a REIT under the federal tax laws, we must meet two requirements concerning the ownership of our outstanding shares of capital stock. Specifically, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a calendar year. For this purpose, individuals include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. In addition, we must have at least 100 beneficial owners of our shares of stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. See “Real Estate Investment Trust Status – Requirements for Qualification as a REIT.”

     To ensure that we meet the stock ownership requirements, subject to the exemptions described below, our amended and restated articles of incorporation restrict the ownership and transfer of our outstanding stock. Specifically, our amended and restated articles of incorporation prohibit any person from owning, or being deemed to own by virtue of the attribution provisions of the federal tax laws, more than 9.9% of the number of outstanding shares of common stock or preferred stock of any series. However, under our amended and restated articles of incorporation certain mutual funds and pension trusts may own up to 15% of the outstanding common stock and the preferred stock of any series. Our board of directors may exempt some of our principal shareholders from the 9.9% ownership limit.

     In order to prevent us from incurring an entity-level tax if and when we accrue phantom taxable income from REMIC residual interests, our amended and restated articles of incorporation, subject to the exemptions described below, will also contain provisions designed to prevent a “disqualified organization,” as defined in “Real Estate Investment Trust Status – Taxation as a REIT,” from owning our shares.

     Subject to the exemptions described below, shares of common stock or preferred stock the purported transfer of which would:

•	result in any person owning, directly or indirectly, common stock or preferred stock in excess of the limits described above;

•	result in our capital stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

•	result in our being “closely held” within the meaning of the federal tax laws;

•	cause us to own, actually or constructively, 10% or more of the ownership interests in a tenant of our real property, within the meaning of the federal tax laws; or

•	cause any common stock or preferred stock to be owned by a “disqualified organization,” as defined in “Real Estate Investment Trust Status – Taxation as a REIT,”

will be transferred automatically to a trust effective on the day before the purported transfer of the common stock or preferred stock. The record holder of the shares of common stock or preferred stock that are transferred to a trust will be required to submit the stock to us for registration in the name of the trust. We will designate a trustee of the trust that is not affiliated with it. The beneficiary of the trust will be one or more charitable organizations that we select.

     Shares in the trust will remain issued and outstanding and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all dividends and distributions on the shares and will hold those dividends or distributions in trust for the benefit of the beneficiary. The trustee will vote all shares in the trust. The trustee will designate a permitted transferee of the shares, provided that the permitted transferee purchases the shares for valuable consideration and acquires the shares without the acquisition resulting in a transfer to another trust.

     The owner of shares in the trust will be required to repay to the trustee the amount of any dividends or distributions received by the owner (1) that are attributable to shares in the trust and (2) the record date of which was on or after the date that the shares were transferred to the trust. The owner generally will receive from the trustee the lesser of (a) the price per share the owner paid for the shares in the trust, or, in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the price per share received by the trustee from the sale of the shares in the trust. Any amounts received by the trustee in excess of the amounts to be paid to the owner will be distributed to the beneficiary of the trust.

     Shares in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created the trust, or, in the case of a gift or devise, the market price per share on the date of the transfer, or (b) the market price per share on the date that we, or our designee, accepts the offer. We will have the right to accept the offer for a period of 90 days after the later of (1) the date of the purported transfer that resulted in the trust or (2) the date we determine in good faith that a prohibited transfer has occurred.

     Any person who acquires or attempts to acquire common stock or preferred stock in violation of the restrictions set forth in our amended and restated articles of incorporation, or any person who owned common stock or preferred stock that was transferred to a trust, will be required immediately to give written notice to us of that event and to provide to it any other information that we may request in order to determine the effect, if any, of the transfer on our status as a REIT.

     The ownership limits generally will not apply to the acquisition of common stock or preferred stock by an underwriter that participates in a public offering of that stock. In addition, our board of directors, upon receipt of a ruling from the IRS or an opinion of counsel that it will not jeopardize our REIT status by granting the exemption and upon such other conditions as the board of directors may direct, may exempt a person from the ownership limitations or the restrictions on transfer set forth in the amended and restated articles of incorporation. As discussed above, our board of directors may exempt some of our principal shareholders from the 9.9% ownership limit.

     The foregoing restrictions will not be removed until:

•	the restrictions are no longer required in order to qualify as a REIT, and the board of directors determines that it is no longer in our best interests to retain the restrictions; or

•	the board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, and there is an affirmative vote of 80% of the members of the board of directors, or in the absence of an 80% board of directors vote, there is an affirmative vote of at least two-thirds of the holders of our outstanding shares of common stock.

     All certificates representing our common or preferred stock will bear a legend referring to the restrictions described above.

     All persons who own, directly or indirectly, more than 5%, or any lower percentage as set forth in the federal tax laws, of our outstanding common stock and preferred stock must, within 30 days after January 1 of each year, provide to us a written statement or affidavit stating the name and address of the direct or indirect owner, the number of shares owned directly or indirectly, and a description of how the shares are held. In addition, each direct or indirect shareholder must provide to us any additional information that we request in order to determine the effect, if any, of such ownership on our status as a REIT and to ensure compliance with the restrictions on ownership and transfer set forth in our amended and restated articles of incorporation.

Certain Provisions Affecting Change in Control

     Our amended and restated articles of incorporation contain certain provisions that may have the effect of delaying, deferring or preventing a change in control of the company. In order to maintain qualification as a REIT, our amended and restated articles of incorporation contain restrictions on transfer of our shares of common stock and a stock ownership limitation. See “– Restrictions on Ownership and Transfer.” The transfer restrictions and ownership limitation may discourage a purchase or sale of our shares of common stock that might result in a change in control.

     Our amended and restated articles of incorporation contain provisions giving holders of our Class B common stock super voting rights as compared to the voting rights of holders of our Class A common stock. See “– Common Stock.” Given these enhanced voting rights, holders of our Class B common stock may exert significant control over the outcome of all corporate actions requiring shareholder approval but not separate class voting, which may include a transaction leading to a change in control. The differences in voting rights among the holders of our Class A and our Class B common stock may have the effect of delaying, deferring or preventing a change in control of the company.

     Our amended and restated articles of incorporation allow the board of directors to authorize the issuance of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

DESCRIPTION OF DEBT SECURITIES

     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

     The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

     The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

     We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depository will be;

•	the maturity date;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special United States federal income tax considerations applicable to the debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

     We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

     The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events Of Default Under The Indenture

     The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

     If an event of default with respect to debt securities of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

     The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

     Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

     • the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

     A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

     These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

     We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

     We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

     In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

     Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

     In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

     We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

     At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

     Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

     We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

     If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

     The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

     Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

     We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

     All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the Commonwealth of Virginia, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

     The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

LEGAL OWNERSHIP OF SECURITIES

     We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

     We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

     Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

     We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

     Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

     For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

     If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

     A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

     Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

     A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "– Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

     If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

     As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

     If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “– Ownership of Securities” above;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

     In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

     The global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

     The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

REAL ESTATE INVESTMENT TRUST STATUS

     This section summarizes the material U.S. federal income tax issues of an investment in us. Because this section is a summary, it does not address all of the tax issues that may be important to you. Moreover, this summary does not address the U.S. federal income tax issues relevant to holding a particular type of our debt or equity securities. Those issues will be addressed in the prospectus supplement for a particular offering of our debt or equity securities. In addition, this section does not address the tax issues that may be important to securityholders that are subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed under “– Taxation of Tax-Exempt Securityholders”), estates, trusts, financial institutions or broker-dealers, non-U.S. individuals and non-U.S. corporations (except to the extent discussed under “– Taxation of Non-U.S. Shareholders”), and holders whose shares were acquired through the exercise of employee stock options or otherwise as compensation.

     The statements in this section are based on the current U.S. federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

     In connection with an offering of our debt or equity securities, Hunton & Williams LLP will render an opinion that we qualify to be taxed as a REIT under the U.S. federal income tax laws, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT. You should be aware that the opinion will be based on current law and will not be binding on the Internal Revenue Service or any court. The Internal Revenue Service may challenge Hunton & Williams LLP’s opinion, and such a challenge could be successful. In addition, the opinion will be based on customary assumptions, including assumptions regarding the accuracy of factual representations made by us, all of which will be described in the opinion.

     We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of your security ownership and our REIT election, and regarding potential changes in applicable tax laws.

Taxation as a REIT

     FBR Asset Investment Corporation elected to be taxed as a REIT under the U.S. federal income tax laws beginning with its taxable year that began on the day before the closing date for the initial private placement of its shares of common stock and ended December 31, 1997. We believe that FBR Asset Investment Corporation operated in a manner intended to qualify it as a REIT since the beginning of the first short taxable year for which it elected to be taxed as a REIT and, following the merger, we, as successor in interest to FBR Asset Investment Corporation, will continue to be taxed as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its securityholders. These laws are highly technical and complex.

     Our qualification and taxation as a REIT will depend on our ability to meet, on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership and the percentage of our earnings that we distribute. The REIT qualification tests are described in more detail below. No assurance can be given that the actual results of our operation for any particular taxable year will satisfy those requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see “– Failure to Qualify.”

     If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute currently to our shareholders. The benefit of that tax treatment is that it avoids the double taxation, or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•	We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our shareholders.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, referred to as foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described under “– Requirements for Qualification as a REIT – Income Tests,” and nonetheless continue to qualify as a REIT because we meets other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying for the 75% gross income test or (2) the amount by which 90% of our gross income exceeds the amount of our income qualifying for the 95% gross income test, multiplied by

•	a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of:

•	85% of our REIT ordinary income for the year,

•	95% of our REIT capital gain net income for the year, and

•	any undistributed taxable income from earlier periods,

we will pay a 4% excise tax on the excess of the required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of any asset acquired from Friedman, Billings, Ramsey Group, Inc. in the merger, including stock or securities of a taxable REIT subsidiary, during the 10-year period after completion of the merger. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

We also will recognize gain in the manner described above if we acquire any other asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the corporation’s basis in the asset.

•	We will incur a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

•	We will pay tax at the highest corporate rate on the portion of any excess inclusion, or phantom taxable income, that we derive from real estate mortgage investment conduit, or “REMIC,” residual interests equal to the percentage of our stock that is held by “disqualified organizations.” Excess inclusion also may include a portion of any dividends that we receive from other REITs to the extent that those dividends are attributable to exclusion income derived from REMIC residual interests held by those other REITs. A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•	any other tax-exempt organization, other than a farmer’s cooperative described in Section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

•	any rural electrical or telephone cooperative.

     For this reason, our amended and restated articles of incorporation generally prohibit disqualified organizations from owning our stock.

Requirements for Qualification as a REIT

     A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the U.S. federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of any taxable year.

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status.

8.	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws.

9.	It meets certain other qualification tests, described below, regarding the nature of its income and assets.

     We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

     We have issued sufficient shares of common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our amended and restated articles of incorporation restrict the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our amended and restated articles of incorporation restricting the ownership and transfer of common stock are described under “Description of Common Stock and Preferred Stock – Restrictions on Ownership and Transfer.”

     A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT for U.S. federal income tax purposes. All assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A qualified REIT subsidiary is a corporation, all of the capital stock of which is owned by the REIT and that is not a taxable REIT subsidiary. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

     In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

     A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will be automatically treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary will pay income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis.

     We inherited ownership of the taxable REIT subsidiaries of FBR Asset Investment Corporation in the merger. In addition, we and each first-tier subsidiary of Friedman, Billings, Ramsey Group, Inc. in existence immediately prior to the effective time of the merger have jointly made an election to treat each such subsidiary as a taxable REIT subsidiary of ours as of the closing date of the merger. Our taxable REIT subsidiaries pay corporate income tax on their taxable income, and their after-tax net income is available for distribution to us. We believe that the aggregate value of the taxable REIT subsidiary stock and securities owned by us is significantly less than 20% of the value of our total assets (including the taxable REIT subsidiary stock and securities). Furthermore, we monitor at all times the value of our investments in our taxable REIT subsidiaries for the purpose of ensuring compliance with the rule that no more than 20% of the value of our assets may consist of taxable REIT subsidiary stock and securities (which is applied at the end of each calendar quarter). In addition, we scrutinize all of our transactions with our taxable REIT subsidiaries for the purpose of ensuring that they are entered into on arms’-length terms in order to avoid incurring the 100% excise tax described above. There can be no complete assurance, however, that we will be able to comply with the 20% limitation on taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arms’-length transactions.

Income Tests

     We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real property or mortgage loans; and

•	interest or dividend income from the investment of the net proceeds of stock offerings or certain long-term debt issuances derived during the one-year period following the applicable offering or issuance.

     Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, taxable REIT subsidiary dividends, other types of dividends and interest, gain from the sale or disposition of stock or securities, income from certain hedging transactions, or any combination of the foregoing. Gross income from fees generally is not qualifying income for purposes of either gross income test. In addition, gross income from the sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. We will monitor the amount of non-qualifying income that our assets produce and will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

     Interest Income. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

     If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

     Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we (or FBR Asset or FBR Group, as applicable) agreed to originate or acquire the loan, a portion of the interest income from the loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property.

     We believe that the interest, original issue discount, and market discount income that we receive from our mortgage-related assets generally will be qualifying income for purposes of both gross income tests. However, some of the mezzanine loans owned by us are not and will not be secured by real property. Our interest income from those loans is and will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, a portion of the income from the loan will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. It also is possible that, in some instances, the interest income from a mortgage loan may be based in part on the borrower’s profits or net income. That scenario generally will cause the income from the loan to be non-qualifying income for purposes of both gross income tests.

     Dividend Income. We own stock in other REITs. The dividends that we receive from those REITs and our gain on the sale of the stock in those other REITs are qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. We also own stock in non-REIT C corporations for which we have not made, and do not intend to make, a taxable REIT subsidiary election. Our dividend income from stock in those corporations and the taxable REIT subsidiaries will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

     Rents from Real Property. We currently do not own any real property, but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, any rent that we receive from the tenants of that real property will qualify as “rents from real property,” which is qualifying income for purposes of both gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a taxable REIT subsidiary in limited circumstances.

•	Third, if the tenant is a taxable REIT subsidiary, at least 90% of the leased space must be rented to persons other than our taxable REIT subsidiaries and tenants in which we own, actually or constructively, 10% or more of the ownership interests and the rent paid by the taxable REIT subsidiary must be substantially comparable to the rent paid by the unrelated tenants for comparable space.

•	Fourth, all of the rent received under a lease of real property will not qualify as rents from real property unless the rent attributable to the personal property leased in connection with the lease is no more than 15% of the total rent received under the lease.

•	Fifth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” from whom we do not derive revenue and who meets certain other requirements provided in the applicable Treasury Regulations. However, we may provide services directly to our tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our actual or deemed income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a taxable REIT subsidiary, which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties.

     Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets is held for sale to customers and that a sale of any of our assets would not be in the ordinary course of our business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the U.S. federal income tax laws prescribing when the sale of a real estate asset will not be characterized as a prohibited transaction. There can be no assurance, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business.

     Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify for purposes of the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of the property or on indebtedness that the property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

     However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after that day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

     We do not anticipate that we will receive any income from property acquired through foreclosure that is not qualifying income for purposes of the 75% gross income test, but, if we do receive this income, we will make an election to treat the related property as foreclosure property. In addition, any income we receive with respect to property that is not eligible for a foreclosure property election should be qualifying income for purposes of both gross income tests.

     Hedging Transactions. From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to reduce risks with respect to interest rates on our indebtedness incurred to acquire or carry “real estate assets,” any periodic income or gain from the disposition of that contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We will structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

     Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if:

•	our failure to meet those tests is due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

     It cannot be predicted, however, whether in all circumstances we would qualify for the foregoing relief provisions. In addition, as discussed under "– Taxation as a REIT,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying for the 75% gross income test or (2) the amount by which 90% of our gross income exceeds the amount of our income qualifying for the 95% gross income test, multiplied by a fraction intended to reflect our profitability.

Asset Tests

     To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs;

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term; and

•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the U.S. federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

     Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

     Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities.

     Fourth, no more than 20% of the value of our total assets may consist of the stock or securities of one or more taxable REIT subsidiaries.

     Fifth, no more than 25% of the value of our total assets may consist of the stock or securities of taxable REIT subsidiaries and other taxable subsidiaries with respect to which taxable REIT subsidiary elections have not been made and other assets that are not qualifying assets for purposes of the 75% asset test.

     For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, or equity interests in any partnership. The term “securities,” however, generally includes debt securities issued by another REIT or a partnership, except that certain “straight” debt securities of a partnership are not treated as securities for purposes of the 10% value test if we own at least a 20% profits interest in the partnership.

     As stated above, we may own up to 100% of the stock of one or more taxable REIT subsidiaries. However, overall, no more than 20% of the value of our assets may consist of stock or securities of one or more taxable REIT subsidiaries, and no more than 25% of the value of our assets may consist of the stock or securities of taxable REIT subsidiaries and other non-taxable subsidiaries for which taxable REIT subsidiary elections have not been made (including stock in non-REIT C corporations) and other assets that are not qualifying assets for purposes of the 75% asset test.

     We inherited ownership of the taxable REIT subsidiaries of FBR Asset Investment Corporation in the merger. In addition, we and each first-tier subsidiary of Friedman, Billings, Ramsey Group, Inc. in existence immediately prior to the effective time of the merger have jointly made an election to treat each such subsidiary as a taxable REIT subsidiary of FBR Group as of the closing date of the merger. We believe that the aggregate value of the taxable REIT subsidiary stock and securities owned by us is significantly less than 20% of the value of our total assets (including the taxable REIT subsidiary stock and securities). Furthermore, we monitor at all times the value of our investments in our taxable REIT subsidiaries for the purpose of ensuring compliance with the 20% asset test. There can be no complete assurance, however, that we will be able to comply with the 20% limitation on taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status.

     We also believe that the mortgage loans and mortgage-backed securities that we own are qualifying assets for purposes of the 75% asset test. However, if the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan, a portion of such loan likely will not be a qualifying real estate asset under the U.S. federal income tax laws. The non-qualifying portion of that mortgage loan will be equal to the portion of the loan amount that exceeds the value of the associated real property. Accordingly, mezzanine loans owned by us will not be qualifying assets for purposes of the 75% asset test to the extent that they are not secured by mortgages on real property. We also believe that our stock in other REITs is a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second and third asset tests described above with respect to our investment in such disqualified REIT. We also believe that we satisfy the second and third asset tests with respect to our stock in non-REIT C corporations. To the extent that we own debt securities issued by other REITs or C corporations that are not secured by mortgages on real property, those debt securities will not be qualifying assets for purposes of the 75% asset test. Instead, we would be subject to the second and third asset tests with respect to those debt securities. We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio to comply at all times with such tests.

     If we fail to satisfy any asset test at the end of a calendar quarter, we will not lose our REIT status if:

•	we satisfied the asset tests at the end of any prior calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

     If we did not satisfy an asset test at the end of a calendar quarter by reason of an acquisition of securities or other property during the calendar quarter, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Distribution Requirements

     Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain or loss, and 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of certain items of noncash income.

     We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration.

     We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for that year;

•	95% of our REIT capital gain income for that year; and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “– Taxation of Taxable U.S. Shareholders.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

     It is possible that, from time to time, we may experience timing differences between:

•	the actual receipt of income and actual payment of deductible expenses; and

•	the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income.

     Possible examples of those timing differences include the following

•	Because we may deduct capital losses only to the extent of our capital gains, we may have taxable income that exceeds our economic income.

•	We will recognize taxable income in advance of the related cash flow if any of our subordinated mortgage-backed securities or mortgage loans are deemed to have original issue discount. We generally must accrue original issue discount based on a constant yield method that takes into account projected prepayments but that defers taking into account credit losses until they are actually incurred.

•	We may be required to recognize the amount of any payment projected to be made pursuant to a provision in a mortgage loan that entitles us to share in the gain from the sale of, or the appreciation in, the mortgaged property over the term of the related loan using the constant yield method, even though we may not receive the related cash until the maturity of the loan.

•	We may recognize taxable market discount income when we receive the proceeds from the disposition of, or principal payments on, loans that have a stated redemption price at maturity that is greater than our tax basis in those loans, although such proceeds often will be used to make non-deductible principal payments on related borrowings.

•	We may recognize taxable income without receiving a corresponding cash distribution if we foreclose on or make a significant modification to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds our basis in the original loan.

•	Although several types of noncash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% excise tax with respect to those noncash income items if we do not distribute those items on a current basis.

•	We may recognize phantom taxable income from any residual interests in REMICs or retained ownership interests in mortgage loans subject to collateralized mortgage obligation debt that we own.

     As a result of the foregoing, we may have less cash flow than is necessary to satisfy the distribution requirement and to avoid corporate income tax and the excise tax imposed on undistributed income. In such a situation, we may need to use cash reserves, borrow funds, sell assets or issue preferred stock or additional common stock.

     Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying deficiency dividends to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction we take for deficiency dividends.

     At the end of any taxable year, a REIT may not have any accumulated earnings and profits, described generally for U.S. federal income tax purposes as cumulative undistributed net income, attributable to an ordinary non-REIT corporation. In connection with the merger, we succeeded to the accumulated earnings and profits of Friedman, Billings, Ramsey Group, Inc., which was an ordinary non-REIT corporation. PricewaterhouseCoopers LLP prepared a computation of the accumulated earnings and profits of Friedman, Billings, Ramsey Group, Inc. as of December 31, 2002, and a projection, based on certain assumptions, of the earnings and profits of Friedman, Billings, Ramsey Group, Inc. for the period from January 1, 2003 through the date of merger. Based on this report, we will make a corresponding special one-time cash distribution of approximately $9,100 to our shareholders on or before December 31, 2003, in an amount that is intended to equal or exceed the accumulated earnings and profits that we inherited from Friedman, Billings, Ramsey Group, Inc. However, the determination of accumulated earnings and profits for U.S. federal income tax purposes is extremely complex and the computations by PricewaterhouseCoopers are not binding on the Internal Revenue Service. If the Internal Revenue Service were successfully to assert that the accumulated earnings and profits of Friedman, Billings, Ramsey Group, Inc. were greater than our special distribution, we possibly could fail to qualify as a REIT. Alternatively, we could avoid losing our REIT status by paying a deficiency dividend to eliminate any remaining accumulated earnings and profits of ours. There can be no complete assurance, however, that the Internal Revenue Service would not assert loss of REIT status as the penalty for failing to distribute the accumulated earnings and profits of Friedman, Billings, Ramsey Group, Inc. by the end of 2003.

Recordkeeping Requirements

     We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. We have complied, and we intend to continue to comply, with these requirements.

Failure to Qualify

     If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to U.S. federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the U.S. federal income tax laws, corporate shareholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. It cannot be predicted whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

     As long as we qualify as a REIT, a taxable “U.S. shareholder” must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. The term “U.S. shareholder” means a holder of shares of common stock that, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of a political subdivision of the United States;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

     A U.S. shareholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its common stock. A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

     We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax paid by us. The U.S. shareholder would increase the basis in its shares of our common stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax paid by us.

     A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder’s shares of common stock. Instead, the distribution will reduce the adjusted basis of such shares of common stock. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in its shares of common stock as long-term capital gain, or short-term capital gain if the shares of common stock have been held for one year or less, assuming the shares of common stock are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. shareholder of record on a specified date in any of these months, the distribution will be treated as both paid by us and received by the U.S. shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following year.

     Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of the shares of common stock will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any passive activity losses, such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of shares of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

     We may recognize taxable income in excess of our economic income, known as phantom income, in the first years that we hold certain investments, and experience an offsetting excess of economic income over our taxable income in later years. As a result, shareholders at times may be required to pay U.S. federal income tax on distributions that economically represent a return of capital rather than a dividend. These distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for U.S. federal income tax purposes. Taking into account the time value of money, this acceleration of U.S. federal income tax liabilities may reduce a shareholder’s after-tax return on his or her investment to an amount less than the after-tax return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor with a 30% tax rate purchases a taxable bond with an annual interest rate of 10% on its face value, the investor’s before-tax return on the investment would be 10% and the investor’s after-tax return would be 7%. However, if the same investor purchased shares of our common stock at a time when the before-tax rate of return was 10%, the investor’s after-tax rate of return on such shares might be somewhat less than 7% as a result of our phantom income. In general, as the ratio of our phantom income to our total income increases, the after-tax rate of return received by a taxable shareholder will decrease. We will consider the potential effects of phantom income on our taxable shareholders in managing our investments.

Taxation of U.S. Shareholders on the Disposition of Common Stock

     In general, a U.S. shareholder who is not a dealer in securities and who holds shares of our common stock as a capital asset must treat any gain or loss realized upon a taxable disposition of its shares of our common stock as long-term capital gain or loss if the U.S. shareholder has held the shares of common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder must treat any loss upon a sale or exchange of shares of common stock held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and other distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of the shares of common stock may be disallowed if the U.S. shareholder purchases other shares of common stock within 30 days before or after the disposition.

Capital Gains and Losses

     The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 35%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers currently is 15% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 15% or 25% rate. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

     We will report to our shareholders and to the Internal Revenue Service the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of up to 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

     A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us. For a discussion of the backup withholding rules as applied to non-U.S. shareholders, see “– Taxation of Non-U.S. Shareholders.”

Taxation of Tax-Exempt Shareholders

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the Internal Revenue Service has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute unrelated business taxable income. However, if a tax-exempt shareholder were to finance its acquisition of shares of our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares must treat a percentage of the dividends that it receives as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

•	the percentage of its dividends that the tax-exempt trust must treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

•	either one pension trust owns more than 25% of the value of our shares or a group of pension trusts individually holding more than 10% of the value of our shares collectively owns more than 50% of the value of our shares.

Taxation of Non-U.S. Shareholders

     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders are complex. This section is only a summary of such rules. Non-U.S. shareholders should consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the shares of our common stock, including any reporting requirements.

     A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests and that we could not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation. We will withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder provides the required form evidencing eligibility for that reduced rate to us; or

•	the non-U.S. shareholder provides the required form to us claiming that the distribution is effectively connected income.

     A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of its shares of common stock. Instead, the distribution will reduce the adjusted basis of those shares of common stock. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of our shares of common stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of shares of our common stock, as described below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

     We may be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits even if a lower treaty rate applies. Consequently, although we intend to withhold at a rate of 30% or a lower rate provided by the applicable treaty on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30% or a lower treaty rate.

     For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from its sale or exchange of “U.S. real property interests” under special provisions of the U.S. federal income tax laws known as the Foreign Investment in Real Property Tax Act, or “FIRPTA.” The term “U.S. real property interests” includes interests in real property and in corporations at least 50% of whose assets consists of U.S. real property interests (other than solely as a creditor). A “U.S. real property interest” does not include mortgage-backed securities and does not include mortgage loans unless the holder of the loan has a right to share in the appreciation in value of or the income generated by the underlying property. Under the FIRPTA rules, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if the gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on any distribution attributable to gain from sales of U.S. real property interests at the normal capital gain rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution to non-U.S. shareholders that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

     A non-U.S. shareholder could incur tax under FIRPTA upon a sale of shares of our common stock if we are treated as a “U.S. real property holding corporation” and the shares of our common stock are classified as U.S. real property interests. We will be a U.S. real property holding corporation if at least 50% of the fair market value of our assets has consisted of U.S. real property interests at any time during the five-year period ending on the non-U.S. shareholder’s disposition of shares of our common stock. Because U.S. real property interests do not include mortgage-backed securities or mortgage loans without appreciation rights, we may not be a U.S. real property holding corporation. In addition, even if we are a U.S. real property holding corporation and our shares are classified as U.S. real property interests, a non-U.S. shareholder generally will not incur tax under FIRPTA upon a sale of shares of our common stock as long as at all times non-U.S. persons hold, directly or indirectly, less than 50% in value of our shares. There can be no assurance that this test will be met. A non-U.S. shareholder that owned, actually or constructively, 5% or less of the shares of our common stock at all times during a specified testing period also will not incur tax under FIRPTA as long as the shares of our common stock are “regularly traded” on an established securities market. Because our common stock is regularly traded on an established securities market, we do not expect that a non-U.S. shareholder will incur tax under FIRPTA on gain on the sale of our common stock unless it owns more than 5% of our common stock. If gain on the sale of shares of our common stock were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Furthermore, a non-U.S. shareholder will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

•	the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.

State and Local Taxes

     We and/or our shareholders may be subject to taxation by various states and localities, including those in which we or a shareholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, shareholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the shares of our common stock.

Recent Developments Affecting REITs

     On May 28, 2003, President Bush signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003. This new tax legislation reduces the maximum individual tax rate for long-term capital gains generally from 20% to 15% (for sales occurring after May 6, 2003 through December 31, 2008) and for dividends generally from 38.6% to 15% (for tax years from 2003 through 2008). Without future congressional action, the maximum tax rate on long-term capital gains will return to 20% in 2009, and the maximum rate on dividends will move to 35% in 2009 and 39.6% in 2011. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our dividends are generally not eligible for the new 15% tax rate on dividends. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rates applicable to ordinary income. However, the 15% tax rate for long-term capital gains and dividends will generally apply to:

•	your long-term capital gains, if any, recognized on the disposition of our shares;

•	our distributions designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to a 25% tax rate);

•	our dividends distributed to you that are in turn attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries; and

•	our dividends distributed to you to the extent they are in turn attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income).

PLAN OF DISTRIBUTION

     We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors; 56

•	directly to investors; or

•	through a combination of any of these methods of sale.

     We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

Agents

     We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters

     If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters that are affiliates of ours, including Friedman, Billings, Ramsey & Co., Inc., or with whom we have a material relationship We will describe in the prospectus supplement naming the underwriter the nature of any such affiliate status or relationship.

Direct Sales

     We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

     Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

     Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

OTHER MATTERS

Legal

     The legality of any securities offered hereby will be passed upon for us by Hunton & Williams LLP. Certain legal matters will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement. In addition, we have based the description of federal income tax consequences in “Real Estate Investment Trust Status” upon the opinion of Hunton & Williams LLP.

Experts

     The consolidated financial statements of FBR Group and its subsidiaries as of December 31, 2001, and for each of the years in the two-year period ended December 31, 2001, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 of our predecessor registrant of the same name to which we are the successor by merger have been incorporated by reference herein. Arthur Andersen LLP has not consented to the incorporation by reference of its report on the financial statements of FBR Group for the two years in the period ended December 31, 2001 in this registration statement, and we have not filed its consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the incorporation by reference of its report in this registration statement, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933 for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

     The consolidated financial statements of FBR Group and its subsidiaries as of December 31, 2002, and for the year ended December 31, 2002, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 of our predecessor registrant of the same name to which we are the successor by merger have been incorporated by reference herein in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of FBR Asset Investment Corporation and its subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 of Friedman, Billing, Ramsey Group, Inc., our predecessor of the same name to which we are the successor by merger, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, and upon the authority of said firm as experts in accounting and auditing.

Additional Information

From Us

     You can obtain complete copies of the documents to which we refer in this prospectus, free of charge, by writing or calling:

Friedman, Billings, Ramsey Group, Inc.
1001 Nineteenth Street North
Arlington, Virginia 22209
Attention: Investor Relations
(703) 312-9500 phone
(703) 312-9602 fax

From the SEC

     This prospectus is part of a Registration Statement that we have filed with the SEC. You can read and copy that Registration Statement, and the exhibits attached to it, at the SEC’s public reference room in Washington, DC. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy those documents at the SEC’s public reference rooms. You can also obtain copies of all documents that we file with the SEC on the SEC’s website (http://www.sec.gov).

     We have not authorized any dealer, salesperson or any other person to give any information or make any representations in connection with this offering other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the shares offered by this prospectus nor does it constitute an offer to sell or a solicitation of an offer to buy the shares offered hereby in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has not been a change in the affairs of Friedman, Billings, Ramsey Group, Inc. since the date hereof.

SUMMARY TABLE OF CONTENTS

HOW TO OBTAIN MORE INFORMATION	i
INCORPORATION OF INFORMATION FILED WITH THE SEC	i
ABOUT THIS PROSPECTUS	i
FBR GROUP	1
RISK FACTORS	5
CERTAIN RATIOS	25
USE OF PROCEEDS	25
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK	25
DESCRIPTION OF DEBT SECURITIES	31
LEGAL OWNERSHIP OF SECURITIES	36
REAL ESTATE INVESTMENT TRUST STATUS	40
PLAN OF DISTRIBUTION	56
OTHER MATTERS	58

$750,000,000

Friedman, Billings, Ramsey
Group, Inc.

Debt Securities
Preferred Stock
Class A Common Stock

PROSPECTUS

__________, 2003

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expense, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of common stock being registered. All amounts are estimates.

Amount To Be Paid

SEC registration fee	$60,750
Printing and mailing expenses	$0
Legal fees and expenses	$25,000
Accounting fees and expenses	$10,000
Transfer agent and custodian fees	$0
Miscellaneous	$4,325

Total	$100,000

Item 15. Indemnification of Officers and Directors.

     The Virginia Stock Corporation Act permits a Virginia corporation to include in its articles of incorporation a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The articles of incorporation of the Registrant contain such a provision.

     The articles of incorporation of the Registrant require the Registrant to indemnify (and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding involving) (a) any person who was or is a party to any proceeding, including a proceeding brought by a shareholder in the right of the Registrant or brought by or on behalf of shareholders of the Registrant, by reason of the fact that he is or was a director or officer of the Registrant, or (b) any director or officer who is or was serving at the request of the Registrant as a director, trustee, partner, member or officer of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan, or other enterprise, against any liability incurred by him in connection with such proceeding if his conduct in question was in the best interests of the Registrant and he was acting on behalf of the Registrant or performing services for the Registrant unless he engaged in willful misconduct or a knowing violation of the criminal law. The Virginia Stock Corporation Act requires a corporation (unless its articles of incorporation provide otherwise, which the Registrant’s articles of incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Virginia Stock Corporation Act permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, when conducting themselves in good faith, unless it is established that (a) in their official capacities, they did not believe they acted in the best interests of the corporation, (b) in their non-official capacities, they acted against the best interests of the corporation or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Virginia Stock Corporation Act, a Virginia corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that the director or officer was judged liable to the corporation or that the director or officer received improper benefit. In addition, the Virginia Stock Corporation Act permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met, unless the individuals making advances know that the information in (a) or (b) is false.

Item 16. Exhibits.

2.1	Agreement and Plan of Merger, dated as of November 14, 2002, by and among Friedman, Billings, Ramsey Group, Inc., FBR Asset Investment Corporation and Forest Merger Corporation (incorporated by reference to Annex A to the Joint Proxy Statement/ Prospectus in Amendment No. 3 to Forest Merger Corporation’s Registration Statement on Form S-4 filed on February 26, 2003 (File No. 333-01703))*

3.1	Amended and Restated Articles of Incorporation of Friedman, Billings, Ramsey Group, Inc. (incorporated by reference to Exhibit 3.1 to Friedman, Billings, Ramsey Group, Inc.’s Current Report on Form 8-K filed on March 31, 2003, as amended May 15, 2003)

3.2	Bylaws of Friedman, Billings, Ramsey Group, Inc. (incorporated by reference to Exhibit 3.2 to Friedman, Billings, Ramsey Group, Inc.’s Current Report on Form 8-K filed on March 31, 2003, as amended May 15, 2003)

4.1	Form of Specimen Certificate for Class A Common Stock**

4.2	Form of Senior Indenture*

4.3	Form of Senior Debt Security*

4.4	Form of Subordinated Indenture*

4.5	Form of Subordinated Debt Security*

5.1	Opinion of Hunton & Williams LLP**

8.1	Opinion of Hunton & Williams LLP with respect to tax matters**

12	Computation of Ratio of Earnings to Fixed Charges**

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of KPMG LLP*

23.3	Consent of Hunton & Williams LLP (included in Exhibit 5.1)**
24	Power of Attorney (included on signature page of the Registration Statement)**

* Previously filed as an exhibit to the Registration Statement on Form S-3 filed on August 7, 2003 (File No. 333-107731)

**Previously filed as an exhibit to the Registration Statement on Form S-3 filed on August 15, 2003 (File No. 333-107731)

Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (f) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused to this Post-Effective Amendment No. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on September 22, 2003.

FRIEDMAN, BILLINGS RAMSEY GROUP, INC.
(Registrant)

By:	/s/ Emanuel J. Friedman
Emanuel J. Friedman
Co-Chairman and Co-Chief Executive Officer

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this registration statement has been signed by the following persons in the capacities indicated on September 22, 2003. Each of the directors and/or officers of Friedman, Billings, Ramsey Group, Inc. whose signature appears below hereby appoints each of Eric F. Billings and Richard J. Hendrix, and both of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Friedman, Billings, Ramsey Group, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature	Title

*	Co-Chairman, Co-Chief Executive Officer and Director
(Principal Executive Officer)
Emanuel J. Friedman

*	Co-Chairman, Co-Chief Executive Officer and
Director (Principal Executive Officer)
Eric F. Billings

*	Senior Vice President and Chief Financial Officer
(Principal Financial Officer)
Kurt R. Harrington

*	Vice President and Chief Accounting Officer
(Principal Accounting Officer)
Robert J. Kiernan

*	Director

Daniel J. Altobello

*	Director

Peter A. Gallagher

*	Director

Stephen D. Harlan

*	Director

Russell C. Lindner

*	Director

W. Russell Ramsey

*	Director

Wallace L. Timmeny

*	Director

John T. Wall

* /s/ Richard J. Hendrix

By: Richard J. Hendrix, Attorney-in-Fact

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of November 14, 2002, by and among Friedman, Billings, Ramsey Group, Inc., FBR Asset Investment Corporation and Forest Merger Corporation (incorporated by reference to Annex A to the Joint Proxy Statement/ Prospectus in Amendment No. 3 to Forest Merger Corporation’s Registration Statement on Form S-4 filed on February 26, 2003 (File No. 333-01703))*

3.1	Amended and Restated Articles of Incorporation of Friedman, Billings, Ramsey Group, Inc. (incorporated by reference to Exhibit 3.1 to Friedman, Billings, Ramsey Group, Inc.’s Current Report on Form 8-K filed on March 31, 2003 as amended May 15, 2003)

3.2	Bylaws of Friedman, Billings, Ramsey Group, Inc. (incorporated by reference to Exhibit 3.2 to Friedman, Billings, Ramsey Group, Inc.’s Current Report on Form 8-K filed on March 31, 2003, as amended May 15, 2003)

4.1	Form of Specimen Certificate for Class A Common Stock**

4.2	Form of Senior Indenture*

4.3	Form of Senior Debt Security*

4.4	Form of Subordinated Indenture*

4.5	Form of Subordinated Debt Security*

5.1	Opinion of Hunton & Williams LLP**

8.1	Opinion of Hunton & Williams LLP with respect to tax matters**

12	Computation of Ratio of Earnings to Fixed Charges**

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of KPMG LLP*

23.3	Consent of Hunton & Williams LLP (included in Exhibit 5.1)**

24	Power of Attorney (included on signature page of the Registration Statement)**

* Previously filed as an exhibit to the Registration Statement on Form S-3 filed on August 7, 2003 (File No. 333-107731)

** Previously filed as an exhibit to the Registration Statement on Form S-3 filed on August 15, 2003 (File No. 333-107731)